COMBINATION AGREEMENT

by and among

RUBINCON VENTURES INC.

and

RUBINCON VENTURES INC., IN TRUST for a corporation to be incorporated under the laws of the Province of Ontario

and

API ELECTRONICS GROUP CORP.

May 5, 2006

TABLE OF CONTENTS

1. DEFINITIONS 1

(a) Certain Terms 1

(b) General 7

2. PLAN OF ARRANGEMENT 7

(a) Plan of Arrangement 7

(b) Adjustments to Exchange Ratio 7

(c) Dissenting Shares 7

(d) Other Effects of the Arrangement 8

(e) Joint Proxy Statement; Registration Statement 8

(f) RVI Sub 9

(g) Exhibits 9

3. REPRESENTATIONS AND WARRANTIES OF API 9

(a) Organization And Qualification 9

(b) Authority Relative to This Agreement 10

(c) Capitalization 10

(d) Subsidiaries 11

(e) No Conflicts 11

(f) Books and Records; Organizational Documents 12

(g) API Financial Statements 12

(h) Absence of Changes 12

(i) No Undisclosed Liabilities 13

(j) Taxes 13

(k) Legal Proceedings 14

(l) Compliance with Laws; No Violations 14

(m) Employee Benefit Plans 14

(n) Title to Property 15

(o) Intellectual Property 16

(p) Contracts 17

(q) Insurance 17

(r) Affiliate Transactions 18

(s) Employees; Labor Relations 18

(t) Environmental Matters 19

(u) Other Negotiations; Brokers; third Party Expenses 20

(v) Foreign Corrupt Practices Act 20

(w) Approvals 20

(x) Disclosure 20

(y) SEC Filings 21

(z) Registration Statement; Joint Proxy Statement 21

(aa) Investment Advisors 21

(bb) Conduct of Business by API since Date of Financial Statements Date 21

(cc) Forbearance from Certain Actions by API 22

(dd) Affiliate Transactions 22

(ee) Takeover Laws 22

(ff) API Rights Plan 23

4. REPRESENTATIONS AND WARRANTIES OF RVI 23

(a) Organization, Standing, and Power 23

(b) Authority 23

(c) Corporate Approval 24

(d) No Conflict 24

(e) Consents Required 24

(f) Capitalizations 25

(g) No Subsidiaries 25

(h) SEC Filings and Financial Statements 25

(i) Absence of Certain Changes or Events 25

(j) No Undisclosed Liabilities 26

(k) Tax Matters 26

(l) Compliance with Laws; No Violations 27

(m) Brokers and Finders 27

(n) Registration Statement; Joint Proxy Statement 27

(o) Employee Benefit Plans 28

(p) Material Contract Defaults 28

(q) Legal Proceedings 28

(r) Labor Matters 28

(s) Information 28

(t) SEC Filings 29

5. ADDITIONAL AGREEMENTS 29

(a) API Stockholder Approval 29

(b) Access To Information and Confidentiality 29

(c) Expenses 30

(d) Public Disclosure 30

(e) Stockholder Approval of Stock Option Plan 30

(f) RVI Charter Amendment 30

6. CONDUCT OF BUSINESS 30

(a) Dissenting Shares 30

(b) Certain Covenants of RVI 31

(c) Certain Covenants of API 31

(d) Government Filings and Reports 31

(e) Agreements as to Efforts to Consummate 31

(f) No Pursuit of Competing Transactions 32

(g) Current Information 33

(h) Purchase Rights Plan 33

(h) Other Actions 33

7. CONDUCT PRECEDENT TO THE OBLIGATIONS OF THE PARTIES 34

(a) Conditions to Obligations of Each Party 34

(b) Conditions to Obligations of RVI to effect the Arrangement 34

(c) Conditions to Obligations of API to Effect the Arrangement 35

8. CLOSING 37

(a) Closing 37

(b) Ancillary Documents/Reservation of Shares 37

(c) Exchange of Options 37

9. TERMINATION 38

(a) Termination 38

(b) Effect of Termination 39

10. MISCELLANEOUS 39

(a) Survival of Representations, Warranties, Covenants and Agreements 39

(b) Entire Agreement 39

(c) Amendment and Modifications 39

(d) Waivers 39

(e) No Assignment 40

(f) Notices 40

(g) Construction and Interpretation 41

(h) Enforcement of Agreement 41

(i) Counterparts 41

COMBINATION AGREEMENT

THIS COMBINATION AGREEMENT (this "Agreement") is made and entered into as of May 5, 2006 by and among RUBINCON VENTURES INC., a Delaware corporation ("RVI"), RUBINCON VENTURES INC. IN TRUST FOR A CORPORATION TO BE INCORPORATED UNDER THE LAWS OF THE PROVINCE OF ONTARIO ("RVI Sub"), and API ELECTRONICS GROUP CORP., an Ontario corporation ("API").

RECITALS

WHEREAS, the respective boards of directors of RVI, RVI Sub and API each deem it advisable and in the best interests of their respective corporations and stockholders to combine their respective businesses by RVI, through RVI Sub, acquiring common shares of API pursuant to the Plan of Arrangement (as hereinafter defined);

WHEREAS, in furtherance of such combination, and in furtherance of their respective long-term business strategies, the respective boards of directors of RVI, RVI Sub and API have approved the transactions contemplated by this Agreement, the board of directors of API has agreed to submit the Plan of Arrangement and the other transactions contemplated hereby to the API Stockholders and holders of API Options (together, "securityholders") and the Ontario Superior Court of Justice for approval, and the board of directors of RVI has agreed to submit the amendment to RVI's certificate of incorporation in the form of Exhibit E hereto, to the RVI Stockholders for approval;

NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

  DEFINITIONS

(a) Certain Terms. Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings when used in this Agreement:

"Action and Proceeding" means any action, suit, complaint, petition, investigation, proceeding, arbitration, litigation or Governmental or Regulatory Authority investigation, audit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental or Regulatory Authority.

"Affiliate" means, with respect to any person (the "first person"), any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first person.

"API Common Stock" means the common shares of API.

"API Disclosure Schedule" means the disclosure schedule being given by API to RVI concurrently with the execution of the Agreement as such schedule may be updated from time to time.

"API Financials" means the financial statements in the API SEC Filings filed by API with the SEC on and after November 1, 2003.

"API Financial Statements Date" means November 30, 2005.

"API Options" means the options to purchase API described in Section 3(c) of the API Disclosure Schedule.

"API Stockholders" means the holders of API Common Stock that may be outstanding from time to time.

"API Stockholders' Meeting" means the meeting of the API Stockholders called to approve this Agreement and the Plan of Arrangement.

"API SEC Filings" means the reports filed by API with the SEC on or prior to the Effective Date.

"API Subsidiaries" means collectively, (1) API Electronics, Inc., a Delaware corporation; (2) Filtran Inc., a New York corporation; (3) Filtran Limited, an Ontario corporation; and (4) TM Systems II, Inc., a Delaware corporation. "API Subsidiaries" shall also include any subsidiary acquired or created by API on and after the date hereof and prior to the Effective Time. "API Subsidiary" means one such corporation.

"API US Subsidiaries" means the API Subsidiaries formed under the laws of any state of the United States or the District of Columbia.

"Approval" means any approval, authorization, consent, permit, qualification, clearance, exemption, ratification or registration, or any waiver of any of the foregoing, required to be obtained from or made with, or any notice, statement or other communication required to be filed with or delivered to, any Governmental or Regulatory Authority or any other person.

"Arrangement" means the arrangement under Section 283 of the Ontario Act and pursuant to this Agreement and the Plan of Arrangement.

"Closing" shall have the meaning specified in Section 8(a) hereof.

"Closing Date" shall have the meaning specified in Section 8(a) hereof.

"Commissions" means all applicable Canadian provincial securities commissions and regulatory authorities.

"Court" means the Ontario Superior Court of Justice.

"Dissenting Stockholders" shall have the meaning specified in Section 2(c) hereof.

"Effective Date" means the date of the filing of the articles of arrangement with the Ontario Filing Office.

"Effective Time" means the date and time set out in the certificate endorsed on the articles of arrangement by the Ontario Filing Office.

"Environmental Law" means (i) any Law that (A) relates to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and (B) is administered, interpreted or enforced by the United States Environmental Protection Agency or Environment Canada or any state, provincial or local agency with jurisdiction over pollution or protection of the environment, and (ii) any other Law relating to emissions, discharges, releases or threatened releases of any Hazardous Material or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Material, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq., and the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. and any law, by-law, order, ordinance, ruling, regulation, direction or guideline of any applicable Canadian federal, provincial or municipal government or governmental department, agency or regulatory authority or any Canadian court of competent jurisdiction relating to environmental matters or regulating the import, manufacture, storage, distribution, labelling, sale, use, handling, transport or disposal of hazardous substances including, but not limited to, the Environmental Protection Act (Ontario) and similar or equivalent legislation.

"Environmental Permit" means any Permit or Approval required under or in connection with any Environmental Law and includes without limitation any and all Orders or binding agreements issued or entered into by a Governmental or Regulatory Authority.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

"Exchangeable Shares" means the exchangeable shares of RVI Sub to be issued by RVI Sub as contemplated in the Plan of Arrangement.

"Final Order" shall have the meaning specified in Section 2(a) hereof.

"GAAP -- Canada" means Canadian generally accepted accounting principles, consistently applied.

"GAAP -- U.S." means U.S. generally accepted accounting principles, consistently applied.

"Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, bureau, board, commission, department, official or other instrumentality of the United States or Canada, any other foreign country or any domestic or foreign state, province, county, city or other political subdivision, and shall include any stock exchange or quotation service.

"Hazardous Material" means (i) any hazardous substance, hazardous material, hazardous waste, regulated substance or toxic substance (including as those terms are defined by any applicable Environmental Law) and (ii) any chemical, pollutant, contaminant, petroleum, petroleum product or oil, and specifically shall include asbestos requiring abatement, removal or encapsulation pursuant to the requirements of any Governmental or Regulatory Authority and any polychlorinated biphenyls ("PCBs").

"Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, moral rights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks, records, files and other media on which any of the foregoing is stored.

"Interim Order" has the meaning specified in Section 2(a) hereof.

"Internal Revenue Code" mean the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

"Joint Proxy Statement" means a joint management information circular and proxy statement circulated by API with respect to the Plan of Arrangement and by RVI with respect to the RVI Charter Amendment.

"Knowledge" means, as of the date relating thereto, (i) as to an individual, actual knowledge after an investigation (including, as appropriate, a review of documents and consultation with counsel) that, under the circumstances (including such person's title, position or status), is reasonably diligent, and (ii) as to a person not an individual, the knowledge (as defined in the preceding clause (i)) of such person's President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Board of Directors (or, as to a person not a corporation, the individuals holding positions of corresponding responsibility).

"Law" means any code, law, ordinance, regulation, reporting or licensing requirement, rule or statute applicable to a person or to a person's assets, properties, liabilities or business, including those foreign, national, state, provincial or local, promulgated, interpreted or enforced by any Governmental or Regulatory Authority, including any judicial or regulatory interpretation of any of the same and including the common law.

"Liabilities" means all indebtedness, obligations and other liabilities of a person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

"Liens" means any mortgage, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, restriction, adverse claim, levy, charge, option, equity, adverse claim or restriction or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state Securities Law.

"Material Adverse Effect" or "Material Adverse Change" means, as to any person, a material adverse effect or impact on (i) the financial position, business, results of operations or prospects of such person or any Affiliate of such person, or (ii) the ability of such person or any Affiliate of such person to perform its obligations under this Agreement or to consummate the Arrangement or the other transactions or actions contemplated by this Agreement.

"Ontario Act" means the Business Corporations Act (Ontario).

"Ontario Filing Office" means the Ontario Ministry of Government Services -- Companies Branch.

"Orders" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

"Permit" means any permit, license, variance, certificate, authorization, filing, franchise, notice, right or Approval of or from any Governmental or Regulatory Authority.

"Plan of Arrangement" means the plan of arrangement among RVI Sub and API in the form attached hereto as Exhibit A.

"Purchase Rights Plan" means API's Shareholder Rights Plan Agreement dated February, 2004 between API and Equity Transfer Services Inc.

"Registered Intellectual Property" shall mean all United States, Canadian, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks and servicemarks, applications to register trademarks and servicemarks, intent-to-use applications, other registrations or applications to trademarks or servicemarks, or trademarks or servicemarks in which common law rights are owned or otherwise controlled; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any Governmental or Regulatory Authority.

"Registration Statement" means the registration statement on Form SB-2 being filed by RVI to register the RVI Common Stock being issued from time to time in exchange or payment for the Exchangeable Shares of RVI Sub.

"RVI Charter Amendment" means the amendment to the certificate of incorporation attached as Exhibit E.

"RVI Common Stock" means the common stock, $0.001 par value per share, of RVI.

"RVI Disclosure Schedule" means the disclosure schedule being given by RVI to API concurrently with the execution of this Agreement as such schedule may be updated from time to time.

"RVI Financial Statements" means the financial statements contained in the RVI SEC Filings filed on and after November 1, 2003.

"RVI Options" means the options to purchase RVI Stock being issued to the holders of API Options pursuant to the Plan of Arrangement.

"RVI SEC Filings" means the reports filed by RVI with the SEC on or prior to the Effective Date.

"RVI Stockholders" means the holders of RVI Common Stock.

"RVI Stockholders Meeting" has the meaning specified in Section 2(e)(i) hereof.

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"Securities Laws" means the Securities Act, the Exchange Act, the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, the U.S. Trust Indenture Act of 1939, as amended, and other U.S. federal and state securities laws and federal and provincial Canadian securities laws.

"Special Voting Share" means the special share of voting stock of RVI issued to the Trustee at the Closing and authorized for issuance pursuant to the RVI Charter Amendment.

"Tax" means any federal, state, local or foreign income, payroll, franchise, property, sales, excise, value added or other tax, tariff, duty, assessment or governmental charge of any nature whatsoever, including any interest, penalty or addition thereon or thereto, imposed, assessed, charged or levied by any Governmental or Regulatory Authority.

"Tax Return" means any return, report or similar statement (including any schedules, statements or attachments thereto) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

"Trustee" means the trustee appointed to serve pursuant to the Voting and Exchange Trust Agreement.

"Voting and Exchange Agreement" means the Voting and Exchange Trust Agreement to be entered into at the Closing in the form of Exhibit D hereto.

(b) General

(i) Inclusive Statements. Whenever any of the words "include," "includes" or "including" is used in this Agreement, such word shall be construed to indicate explanation, clarification and/or the presentation of one or more examples, and not with limitation.

(ii) Number. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

(iii) Person. Unless the context clearly indicates otherwise, the term "person" includes an individual or natural person and also any entity or artificial person, including any corporation, partnership, joint venture, trust or other incorporated or unincorporated association or organization.

2. PLAN OF ARRANGEMENT

(a) Plan of Arrangement. As promptly as practicable after the Joint Proxy Statement is cleared for distribution by the SEC, API will apply to the Court pursuant to Section 182 of the Ontario Act for an interim order in form and substance reasonably satisfactory to RVI (the "Interim Order") providing for, among other things, the calling and holding of the API Stockholders Meeting for the purpose of considering and, if deemed advisable, approving the Arrangement under Section 182 of the Ontario Act and pursuant to this Agreement and the Plan of Arrangement substantially in the form of Exhibit A. If the API securityholders approve the Arrangement and all necessary approvals of RVI Stockholders have been obtained, API will take the necessary steps to submit the Arrangement to the Court and apply for a final order of the Court approving the Arrangement in such fashion as the Court may direct (the "Final Order"). At the Effective Time on the Effective Date shown on the certificate of arrangement issued by the registrar under the Ontario Act giving effect to the Arrangement and other transactions set out in clauses (a) through (e), inclusive, of Section 2.1 of the Plan of Arrangement, the Arrangement and such other transactions shall occur and shall be deemed to occur in the order set out therein without any further act or formality.

(b) Adjustments to Exchange Ratio. The Exchange Ratio (as defined in the Plan of Arrangement) shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into RVI Common Stock or API Common Stock, as such terms are defined in the Plan of Arrangement), merger, reorganization, recapitalization or other like change with respect to RVI Common Stock or API Common Stock occurring after the date hereof and prior to the Effective Time.

(c) Dissenting Shares. Holders of API Common Stock and API Options may exercise rights of dissent with respect to such shares in connection with the Arrangement pursuant to and in the manner set forth in Section 185 of the Ontario Act and Section 3.1 of the Plan of Arrangement (such holders referred to as "Dissenting Stockholders"). API shall give RVI (i) prompt notice of any written demands of a right of dissent, withdrawals of such demands, and any other instruments served pursuant to the Ontario Act and received by API and (ii) the opportunity to participate in all negotiations and proceedings with respect to such rights. Without the prior written consent of RVI, except as required by applicable law, API shall not make any payment with respect to any such rights or offer to settle or settle any such rights.

(d) Other Effects of the Arrangement. At the Effective Time: (i) each share of API Common Stock and each API Option outstanding immediately prior to the Effective Time will be exchanged as provided in the Plan of Arrangement; and (ii) the Arrangement will, from and after the Effective Time, have all of the effects provided by applicable law, including the Ontario Act.

(e) Joint Proxy Statement; Registration Statement

(i) As promptly as practicable after execution of this Agreement, RVI and API shall prepare and RVI shall file with the SEC a Joint Proxy Statement, together with any other documents required by the Securities Act, or the Exchange Act, in connection with the Arrangement and the other transactions contemplated hereby. The Joint Proxy Statement shall constitute (A) the Joint Proxy Statement of API with respect to the API Stockholders Meeting relating to the Arrangement and the approval of certain matters in connection therewith and (B) the proxy statement of RVI with respect to the meeting of stockholders of RVI with respect to the approval of the RVI Charter Amendment (the "RVI Stockholders Meeting"). As promptly as practicable after the Joint Proxy Statement is cleared by the SEC, RVI and API shall cause the Joint Proxy Statement to be mailed to each company's respective securityholders entitled to vote, as the case may be. As promptly as practicable, RVI shall file the Registration Statement with the SEC to register the RVI Common Stock to be issued from time to time after the Effective Time upon exchange or purchase of the Exchangeable Shares to be issued by RVI Sub as contemplated in the Plan of Arrangement. RVI and API shall use their best efforts to cause the Registration Statement to become effective prior to the mailing of the Joint Proxy Statement. If such Registration Statement is filed and becomes effective, RVI will use its best efforts to maintain the effectiveness of the Registration Statement for so long as any Exchangeable Shares remain outstanding or until such earlier time as RVI shall have received a written opinion of its outside counsel to the effect that the holders of Exchangeable Shares may exchange such shares for freely tradeable shares of RVI Common Stock without registration under the Securities Act.

(ii) Each party shall promptly furnish to the other party all information concerning such party and its securityholders as may be reasonably required in connection with any action contemplated by this Section 2. The Joint Proxy Statement and the Registration Statement shall comply in all material respects with all applicable requirements of law. Each of RVI and API will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Joint Proxy Statement or the Registration Statement, or for additional information, and will supply the other with copies of all correspondence with the SEC with respect to the Joint Proxy Statement or the Registration Statement. Whenever any event occurs which should be set forth in an amendment or supplement to the Joint Proxy Statement or the Registration Statement, RVI or API, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC, and/or mailing to securityholders entitled to vote of RVI and API, as may be applicable, such amendment or supplement.

(iii) RVI, RVI Sub and API shall take any action required to be taken under any applicable provincial or state securities laws (including "blue sky" laws) in connection with the issuance of the Exchangeable Shares, RVI Common Stock and the Arrangement; provided, however, that with respect to the blue sky and Canadian provincial qualifications, neither RVI nor API shall be required to register or qualify as a foreign corporation or reporting issuer where any such entity is not now so registered or qualified or consent to service of legal process in any jurisdiction, except as to matters and transactions arising solely from the offer and sale of the RVI Common Stock or the issuance of the Exchangeable Shares.

(f) RVI Sub. On or prior to the Effective Date, RVI Sub shall include the following provisions in its articles of incorporation:

(i) a class of common voting shares, unlimited in number and having the terms and conditions substantially in the form set forth in Exhibit B;

(ii) a class of exchangeable shares, the Exchangeable Shares, unlimited in number and having the terms and conditions substantially in the form set forth in Exhibit B; and

(iii) those other provisions substantially in the form set forth in Exhibit B.

(g) Exhibits

The following Exhibits attached hereto are incorporated herein by reference:

(i) Exhibit A--Plan of Arrangement;

(ii) Exhibit B--Share Capital and Other Provisions to be included in the Articles of Incorporation of RVI Sub;

(iii) Exhibit C--Support Agreement;

(iv) Exhibit D--Voting and Exchange Trust Agreement; and

(v) Exhibit E--The RVI Charter Amendment.

3. REPRESENTATIONS AND WARRANTIES OF API

API hereby represents and warrants to RVI, as of the date hereof and as of the Closing Date, subject to such exceptions and qualifications as are specifically disclosed in the API Disclosure Schedule delivered herewith and dated as of the date hereof as follows:

(a) Organization and Qualification. API and each API Subsidiary is each a corporation duly organized, validly existing and in good standing under the laws of the state or province of its incorporation, and has all requisite corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use, license and lease its assets and properties. API and each API Subsidiary is each duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership, use, licensing or leasing of its assets and properties, or the conduct or nature of its businesses, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a Material Adverse Effect on API.

(b) Authority Relative to This Agreement. Subject only to the requisite approval of the Arrangement and this Agreement by the API Stockholders and the Court, API has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by API of this Agreement and the consummation by API of the transactions contemplated hereby, and the performance by API of its obligations hereunder, have been duly and validly authorized by all necessary action by the Board of Directors of API, and no other action on the part of the Board of Directors of API is required to authorize the execution, delivery and performance of this Agreement by API and the consummation by API of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by API and, assuming the due authorization and valid execution and delivery of this Agreement by RVI and RVI Sub, constitutes a legal, valid and binding obligation of API enforceable against API in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

(c) Capitalization. The authorized capital stock of API consists of an unlimited number of shares of API Common Stock, of which 2,818,406 shares are issued and outstanding, and an unlimited number of shares of special shares, no par value per share, of which no shares are outstanding as of the date hereof. All of the issued and outstanding shares of API Common Stock are validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable Securities Laws; provided that as of the Closing Date the number of shares of API Common Stock outstanding shall be decreased by the number of shares of API Common Stock repurchased by API and increased by the number of shares of API Common Stock issued pursuant to the exercise of API Options plus the number of shares of API Common Stock issued by API to purchase the stock or assets of other persons. No shares of API Common Stock or such special shares are held in treasury. The only shares of API capital stock that are reserved for issuance are the shares of API Common Stock reserved for issuance pursuant to the API Options or the API 2003 Stock Option Plan filed with the SEC in an API SEC Filing. There are no options or warrants or similar rights outstanding to purchase any capital stock of API other than the API Options. There are no agreements, arrangements or understandings to which API is a party (written or oral) to issue any options with respect to any capital stock of API, and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of the capital stock of API created by statute, the articles of incorporation or bylaws of API, or any agreement or other arrangement to which API is a party or to which it is bound, and there are no agreements, arrangements or understandings to which API is a party (written or oral) pursuant to which API has the right to elect to satisfy any Liability by issuing API Common Stock. With respect to each API Option, Section 3(c) of the API Disclosure Schedule sets forth the holder thereof, the number and type of securities issuable thereunder, and the exercise price therefor, the exercise period and vesting schedule thereof (including a description of the circumstances under which such vesting schedule can or will be accelerated). All API Options were issued in compliance with all applicable federal, state, provincial and foreign securities Laws. API is not a party or subject to any agreement or understanding, and, to API's Knowledge, there is no agreement, arrangement or understanding between or among any persons which affects, restricts or relates to voting, giving of written consents, dividend rights or transferability of shares with respect to API Common Stock, including any voting trust agreement or proxy.

(d) Subsidiaries. The API Subsidiaries are wholly owned direct or indirect subsidiaries of API. Except for the API Subsidiaries, API has (and prior to the Closing will have) no Subsidiaries and does not (and prior to the Closing will not) otherwise hold any equity, membership, partnership, joint venture or other ownership interest in any person; provided, however that it will not be a violation of the forgoing if API creates a new wholly owned subsidiary to acquire the stock or assets of any other person not affiliated with API. There are no outstanding options, warrants, or other rights to acquire capital stock of any API Subsidiary or securities convertible into or exchangeable for such stock.

(e) No Conflicts. The execution and delivery by API of this Agreement does not, and the performance by API of its obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not:

(i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the corporate charter or bylaws of API or any API Subsidiary;

(ii) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 3(e) of the API Disclosure Schedule, if any, conflict with or result in a violation or breach of any Law or Order applicable to API or any API Subsidiary or any of their respective assets and properties; or

(iii) except as would not have a Material Adverse Effect on API (A) conflict with or result in a violation or breach of, (B) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (C) require API or any API Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any person (other than the obtaining of the Interim and Final Orders, the filings with the applicable Commissions and the filing of the articles of arrangement together with the required officers' certificates in connection with the Arrangement and such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the various Securities Laws applicable to the transactions contemplated by this Agreement) as a result or under the terms of, (D) result in or give to any person any right of termination, cancellation, acceleration or modification in or with respect to, (E) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (F) result in the creation or imposition of (or the obligation to create or impose) any material Lien upon API or any API Subsidiary or any of their respective material assets or properties under or (G) result in the loss of a material benefit under any material contract or license to which API or any API Subsidiary is a party or by which any of API's or any API Subsidiary's material assets and properties are bound.

(f) Books and Records; Organizational Documents. The minute books and stock record books and other similar records of API and the API Subsidiaries have been provided or made available to RVI or its counsel prior to the execution of this Agreement, are complete and correct in all material respects and have been maintained in accordance with customary business practices. Such minute books contain a true and complete record of all actions taken at all meetings and by all written consents in lieu of meetings of the directors, stockholders and committees of the Board of Directors of API and the API Subsidiaries from the date of API's and each API Subsidiary's respective incorporation through the date hereof. API has, prior to the execution of this Agreement, delivered to RVI true and complete copies of its and each API Subsidiary's charter documents and bylaws, as amended through the date hereof. Neither API nor any API Subsidiary is in violation of any provisions of its charter documents or bylaws as so amended.

(g) API Financial Statements. The API Financials are correct and complete in all material respects and have been prepared in accordance with GAAP - Canada applied on a basis consistent throughout the periods indicated (except, with respect to any API Financials that are unaudited, for the absence of notes thereto and the effect of the absence of notes thereto and the effect of the absence of year-end audit adjustments) and consistent with each other (except as indicated in the notes thereto). The API Financials present fairly the financial condition and operating results of API and the API Subsidiaries on a consolidated basis as of the dates and during the periods indicated therein. Since the API Financial Statement Date, there has been no change in any accounting policies, principles, methods or practices. Each API Financial Statement contains a complete and accurate reconciliation of such API Financial Statements prepared under GAAP -- Canada with GAAP -- US.

(h) Absence of Changes. Since the API Financial Statement Date, there has not been any material adverse change in the business or condition of API or any occurrence or event that, individually or in the aggregate, is reasonably expected to have Material Adverse Effect on API on a consolidated basis. In addition, without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or set forth in Schedule 3(h) of the API Disclosure Schedule, since May 31, 2005:

(i) neither API nor any API Subsidiary has entered into any material contract or other material commitment or transaction of a type that API would have had to file with the SEC with a Form 8-K, Form 10-QSB or Form 10-KSB if API were a United States public company (as opposed to a foreign private issuer) filing reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act ("US Filing Requirements").

(ii) there has not been any material amendment or other material modification (or agreement to do so), or material violation of the terms of, any of the material contracts to which API or any API Subsidiary is a party;

(iii) there has not been any amendment to API's articles of incorporation or bylaws;

(iv) there has not been any transfer (by way of a license or otherwise) to any person of rights to any material API Intellectual Property, other than licenses in the ordinary course of business consistent with past practice;

(v) neither API nor any API Subsidiary has made any change in accounting policies, principles, methods, practices or procedures (including for bad debts, contingent liabilities or otherwise, respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income and expense);

(vi) API has taken all commercially reasonable action required to maintain, renew, extend or enforce any material API Intellectual Property;

(vii) there has been no physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of API or its subsidiaries or in an amount exceeding one hundred thousand dollars ($100,000) individually or two hundred fifty thousand dollars ($250,000) in the aggregate; and

(viii) neither API nor any API Subsidiary has entered into or approved any contract, arrangement or understanding or acquiesced in respect of any arrangement or understanding, to do, engage in or cause or having the effect of any of the foregoing.

(i) No Undisclosed Liabilities. Except as reflected or reserved against in API Financials (including the notes thereto), API has no material Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practices since the Financial Statement Date.

(j) Taxes.

(i) Returns. All Tax Returns required to be filed by or on behalf of API and its subsidiaries have been timely filed, or requests for extensions have been timely filed, granted and have not expired; all such Tax Returns filed are true, complete and accurate in all material respects; and, all Taxes shown to be due on such Tax Returns have been timely paid. There is no audit examination, deficiency or refund litigation or matter in controversy in which API or any API Subsidiary has been joined as a party with respect to any Taxes, except as reserved against in the API Financial Statements. All Taxes and other liabilities due with respect to completed and settled examinations or concluded litigation have been paid, accrued or provided for.

(ii) No Extension or Waiver. Neither API nor any API Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due which extension or waiver is currently in effect.

(iii) Provision for Taxes Due. Adequate provision for any Taxes due or to become due for API and its subsidiaries for any period or periods through November 30, 2005 has been made and is reflected on the November 30, 2005 financial statements included in the API Financial Statements.

(iv) Deferred Taxes. Deferred Taxes of API and its subsidiaries have been provided for in the API Financial Statements in accordance with GAAP - Canada.

(v) Withholding. All Taxes that API or any API Subsidiary is required by Law to withhold or to collect for payment have been duly withheld and collected, and have been paid to the proper Governmental or Regulatory Authority or are held by API or a API Subsidiary pending such payment, except for such failures which are not, individually or in the aggregate, material in amount. API is in compliance with, and its records contain all information and documents necessary to comply with, all applicable information reporting and Tax withholding requirements under foreign, federal, state, provincial, and local Tax Laws.

(vi) No Tax Liens. There are no Liens with respect to Taxes upon any of the material assets or properties of API or any of the API Subsidiaries.

(vii) Tax Elections. All material elections with respect to Taxes affecting API or any of the API Subsidiaries as of the date of this Agreement have been timely made. After the date hereof, no election with respect to Taxes will be made without the prior written consent of RVI, which consent will not be unreasonably withheld.

(k) Legal Proceedings. Except as set forth in Section 3(k) of the API Disclosure Schedule:

(i) there are no Actions or Proceedings pending or, to the Knowledge of API or API Subsidiary, threatened against, relating to or affecting API or any API Subsidiary or their respective assets and properties; and

(ii) neither API nor any API Subsidiary has received notice, and does not otherwise have Knowledge of any Orders outstanding against API or any API Subsidiary.

(l) Compliance with Laws and Orders. Neither API nor any API Subsidiary has violated in any material respect, and is not currently in default in any material respect under, any Law or Order applicable to API or such API Subsidiary or any of their respective assets and properties.

(m) Employee Benefit Plans.

(i) General. Set forth in the API SEC Filings or in Section 3(m) of the API Disclosure Schedule are a true, complete and correct descriptions of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plans, all other material written employee programs, arrangements or agreements, all medical, vision, dental or other health plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans, including all "employee benefit plans" (as that term is defined in Section 3(3) of ERISA) currently adopted, maintained by, sponsored in whole or in part by or contributed to by API, any API Subsidiary or any Affiliate thereof for the benefit of API's and API Subsidiaries' employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries who are eligible to participate (collectively, the "API Benefit Plans") which would be required to be described in a Form 10-KSB if API were subject to US Filing Requirements. Any of the API Benefit Plans which is an "employee pension benefit plan" (as that term is defined in Section 3(2) of ERISA) is referred to herein as an "API ERISA Plan." No API Benefit Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA. API does not have any ERISA Plans that are a "defined benefit pension plan" (as defined in Section 4140 of the Internal Revenue Code). No API Benefit Plan provides death or medical benefits (whether or not insured) to any individual beyond their retirement or other termination of service, other than (i) coverage mandated under applicable Law, including but not limited to the continuation of group health plan coverage requirements of Section 4980B of the Internal Revenue Code and ERISA Section 601 et seq. (ii) death benefits or retirement benefits under any "employee pension plan" (as that term is defined in Section 3(2) of ERISA), or (iii) benefits the full cost of which is borne by current or former employee (or his or her beneficiary).

(ii) Compliance with Law. All API Benefit Plans applicable to employees of API US Subsidiaries are and at all times have been in compliance in all material respects with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, the breach or violation of which would be reasonably likely to have a Material Adverse Effect on API or RVI Sub after the consummation of the Arrangement and, in the case of all API Subsidiaries incorporated pursuant to the laws of Ontario or Canada, all material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, Canadian federal or provincial pension plan premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected on the books and records of API.

(iii) No Extraordinary Benefit. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including severance or golden parachute payments) becoming due to any director or any employee of API or any API Subsidiary under any API Benefit Plan or otherwise, except as may result from the payment of unemployment insurance premiums or similar payments required by applicable Law as a result of the termination of the employment of one or more employees of API or any API Subsidiary, (B) increase any benefits otherwise payable under any API Benefit Plan, or (C) result in any acceleration of the time of payment or vesting of any such benefits.

(n) Title to Property. Except for title to API Intellectual Property, which is covered by Section 3(o) below, API and each API Subsidiary have good and marketable title to all of their respective material properties, interests in properties and assets, real and personal, reflected in API Financials or acquired after the Financial Statement Date (except properties, interests in properties and assets sold or otherwise disposed of since the Financial Statement Date in the ordinary course of business), free and clear of all material Liens, except (i) Liens for current taxes not yet due and payable, (ii) such imperfections of title, Liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) Liens securing debt which is reflected on API Financials. The plants, property and equipment of API and the API Subsidiaries that are used in the operations of its businesses are in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of API and the API Subsidiaries are reflected in API Financials to the extent GAAP-Canada required the same to be reflected as of the dates of such API Financials. With respect to properties and assets leased by API or the API Subsidiaries, API or an API Subsidiary, as applicable, holds valid leasehold interests in such properties and assets in accordance with the terms of the agreements governing such leases.

(o) Intellectual Property.

(i) API and each API Subsidiary has all requisite right, title and interest in or valid and enforceable rights under contracts or licenses to use all API Intellectual Property necessary to the conduct of its business as presently conducted. Each item of API Intellectual Property, either is owned exclusively by API or an API Subsidiary, free and clear of any Liens, or is licensed to API or an API Subsidiary under a valid license granting sufficient rights to permit API to conduct its business as presently conducted. To the best of its Knowledge, API or an API Subsidiary owns or has the valid right to use all trademarks, service marks and trade names used by API and the API Subsidiary in connection with the operation or conduct of the respective businesses, including the sale of any products or technology or the provision of any services by API. API owns exclusively, and has good title to, all copyrighted works that are API products or other works of authorship that API otherwise purports to own; provided, however, that such works may incorporate copyrighted works or works of authorship, trademarks or trade names of third parties which are licensed to API or are in the public domain. Except pursuant to agreements in the ordinary course of business, neither API nor API Subsidiary has transferred ownership of any API Intellectual Property to any other person.

(ii) To the extent that any API Intellectual Property that is material to API's business has been developed or created by any person other than API or an API Subsidiary, API has a written agreement with such person with respect thereto and API has either (i) obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment of any such rights or (ii) obtained a license under or to such Intellectual Property.

(iii) The operation of the business of API and its subsidiaries as currently conducted, including design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) there: (A) does not infringe the copyright or misappropriate the trade secrets of any person; (B) to the best of API's Knowledge, does not infringe the patent rights or trademark rights of any person; (C) does not violate in any material respect the rights of any person (including rights to privacy or publicity other than patent rights or trademark rights described above); and, (D) does not constitute unfair competition or an unfair trade practice under any Law. Neither API nor any API Subsidiary has received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of API or any API Subsidiary infringes or misappropriates the Intellectual Property of any person or constitutes unfair competition or trade practices under any Law.

(iv) Each item of API Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance, renewal fees, annuity fees and taxes in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions in which such Registered Intellectual Property is registered, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

(v) There are no contracts or licenses between API or any API Subsidiary and any other person with respect to API Intellectual Property under which there is any dispute to API Knowledge regarding the scope of such contract or license, or performance under such contract or license, including any dispute with respect to any payments to be made or received by API or an API Subsidiary thereunder.

(vi) API and each API Subsidiary has taken all requisite commercially reasonable steps to maintain and preserve the confidentiality of its confidential information and trade secrets or any similar information provided by any other person to it subject to a duty of confidentiality. Without limiting the generality of the foregoing, API and each API Subsidiary has, and enforces, a policy requiring each employee, consultant and independent contractor to execute proprietary information, confidentiality and invention assignment agreements.

(p) Contracts.

(i) Section 3(p) of the API Disclosure Schedule contains a true and complete list of each of API's and API Subsidiary's contracts that are material to API's business, operations or financial condition which API would have had to file with the SEC with a Form 8-K, Form 10-QSB or Form 10-KSB if it were subject to US Filing Requirements and are not filed with the API SEC Filings (the "Previously Filed Contracts"), reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been made available to RVI prior to the execution of this Agreement).

(ii) Each contract required to be disclosed in Section 3(p) of the API Disclosure Schedule and each Previously Filed Contract is in full force and effect and constitutes a legal, valid and binding agreement of API or API Subsidiary, enforceable against API or API Subsidiary in accordance with its terms (subject to the effect of bankruptcy and other laws affecting the rights of creditors generally and limitations on the enforcement of contracts under principles of equity) and, to the Knowledge of API or any API Subsidiary, each other party thereto (subject to the effect of bankruptcy and other laws affecting the rights of creditors generally and limitations on the enforcement of contracts under principles of equity), or has expired in accordance with its terms, and, to the Knowledge of API or any API Subsidiary, no other party to such contract is, nor has received notice that it is, in material violation or breach of or default under any such contract (or with notice or lapse of time or both, would be in material violation or breach of or default under any such contract).

(iii) Neither API nor any API Subsidiary is a party to or bound by any contract that (i) automatically terminates or allows termination by the other party thereto upon consummation of the transactions contemplated by this Agreement or (ii) contains any covenant or other provision which limits API's or API Subsidiary's ability to compete with any person in any line of business or in any area or territory.

(q) Insurance. API and the API Subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by companies conducting businesses or owning assets similar to those of API and the API Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and API and the API Subsidiaries are otherwise in compliance with the terms of such policies and bonds. Neither API nor any API Subsidiary has Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

(r) Affiliate Transactions. Except for the API Options and as set forth in the API SEC Filings:

(i) there are no contracts or Liabilities between API or any API Subsidiary, on the one hand, and any current or former officer, director, stockholder, or to API's or any API Subsidiary's Knowledge, any Affiliate of API or any API Subsidiary, on the other hand;

(ii) neither API nor any API Subsidiary provides or causes to be provided any assets, services or facilities to any such current or former officer, director, stockholder, or Affiliate, (iii) neither API, any API Subsidiary nor any such current or former officer, director, stockholder or Affiliate provides or causes to be provided any assets, services or facilities to API or API Subsidiary and (iv) neither API nor API Subsidiary beneficially owns, directly or indirectly, an investment in any Affiliate of any such current or former officer, director or stockholder.

(s) Employees; Labor Relations.

(i) Neither API nor any API Subsidiary is a party to any collective bargaining agreement and there are no unfair labor practice or labor arbitration proceedings pending with respect to API or any API Subsidiary, or, to the Knowledge of API or any API Subsidiary, threatened, and there are no facts or circumstances known to API or any API Subsidiary that could reasonably be expected to give rise to such complaint or claim.

(ii) There are no organizational efforts presently underway or threatened involving any employees of API or any API Subsidiary. There has been no work stoppage, strike or other concerted action by employees of API or any API Subsidiary.

(iii) All employees of API and each API Subsidiary are employed at will except as set forth in the API SEC Filings or on Section 3(s) of the API Disclosure Schedule. To the Knowledge of API and the API Subsidiaries, no employee of API or any API Subsidiary has made any threat, or otherwise revealed an intent, to terminate such employee's relationship with API or an API Subsidiary, for any reason, including because of the consummation of the transactions contemplated by this Agreement.

(iv) There have been no federal, provincial or state claims based on sex, sexual or other harassment, age, disability, race or other discrimination or common law claims, including claims of wrongful termination, by any employees of API or any API Subsidiary or by any of the employees performing work for API or any API Subsidiary, and there are no facts or circumstances to the Knowledge of API and the API Subsidiaries that could reasonably be expected to give rise to such complaint or claim. Both API and the API Subsidiaries have complied in all material respects with all laws related to the employment of employees and, except as set forth in Section 3(s) of the API Disclosure Schedule, neither API nor any API Subsidiary has received any notice of any claim that it has not complied in any material respect with any Laws relating to the employment of employees, including any provisions thereof relating to wages, hours, collective bargaining, the payment of Social Security and similar taxes, equal employment opportunity, employment discrimination, the WARN Act, employee safety, or that it is liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing.

(v) To the Knowledge of API and the API Subsidiaries, no officer, employee or consultant of API or any API Subsidiary is obligated under any contract or other agreement or subject to any Order or Law that would interfere with API's or any API Subsidiary's businesses as currently conducted. To the Knowledge of API and the API Subsidiaries, neither the execution nor delivery of this Agreement, nor the carrying on of API's or any API Subsidiary's businesses as presently conducted nor any activity of such officers, employees or consultants in connection with the carrying on of API's or the API Subsidiaries' businesses as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, or trigger a condition precedent to any rights under, any contract or other agreement under which any of such officers, employees or consultants is now bound.

(vi) API and the API US Subsidiaries have complied in all material respects with the verification requirements and the record-keeping requirements of the Immigration Reform and Control Act of 1986 ("IRCA"); to the best Knowledge of API or the API US Subsidiaries, the information and documents on which API and API US Subsidiary relied to comply with IRCA are true and correct; and there have not been any discrimination complaints filed against API or any API US Subsidiary pursuant to IRCA, and to the Knowledge of API and the API Subsidiaries, there is no basis for the filing of such a complaint.

(t) Environmental Matters.

(i) API and each of its API Subsidiaries possess all Environmental Permits required for the operation of their businesses.

(ii) API and its API Subsidiaries are in compliance in all material respects with (A) all terms, conditions and provisions of its Environmental Permits; and (B) all Environmental Laws.

(iii) Neither API nor any of the API Subsidiaries or any predecessor thereof nor any entity previously owned by API has any obligation or liability with respect to any Hazardous Material, including any release or threatened or suspected release of any Hazardous Material, and there have been no events, facts or circumstances since the date of incorporation of API and the API Subsidiaries which could reasonably be expected to form the basis of any such obligation or liability.

(iv) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or for API or any API Subsidiary or, to the Knowledge of API or any API Subsidiary, by or for any other person with respect to any site while API or any API Subsidiary has occupied the site, which have not been delivered to RVI prior to execution of this Agreement.

(u) Other Negotiations; Brokers; Third Party Expenses. Neither API nor, to the Knowledge of API, any of its Affiliates (nor any investment banker, financial advisor, attorney, accountant or other person retained by or acting for or on behalf of API or at API's direction) (a) has entered into any contract that conflicts with any of the transactions contemplated by this Agreement or (b) has entered into any contract or had any discussions with any person regarding any transaction involving API which could reasonably be expected to result in RVI, API or any officer, director, employee, agent or Affiliate of any of them being subject to any claim for liability to said person as a result of entering into this Agreement or consummating the transactions contemplated hereby.

(v) Foreign Corrupt Practices Act. Neither API, any API Subsidiary, nor to the Knowledge of API or any API Subsidiary, any agent, employee or other person acting on behalf of API or any API Subsidiary has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

(w) Approvals.

(i) Section 3(w)(i) of the API Disclosure Schedule contains a list of all material Approvals of Governmental or Regulatory Authorities relating to the business conducted by API and its subsidiaries which are required to be given to or obtained prior to the Closing from any and all Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement.

(ii) Section 3(w)(ii) of the API Disclosure Schedule contains a list of all material Approvals which are required to be given to or obtained by API and the API Subsidiaries prior to the Closing from any and all third parties other than Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement.

(iii) API and the API Subsidiaries have obtained all material Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by them in the manner as it is currently being conducted and there has been no written notice received by API or any API Subsidiary of any material violation or material non-compliance with any such Approvals.

(iv) The affirmative vote or consent of the holders of the shares of API Common Stock outstanding as of the applicable record date voting together as a single class is the only vote of the holders of any of API capital stock necessary to approve this Agreement and the Arrangement and the transactions contemplated hereby.

(x) Disclosure. No representation or warranty contained in this Article 3, and no statement contained in the API Disclosure Schedule or in any certificate, list or other writing furnished to RVI pursuant to any provision of this Agreement (including all API SEC Filings and API Financials and the notes thereto) contains any untrue statement of a material fact or omits to state a material fact necessary to make the representations and warranties of API in this Article 3 (as modified by the API Disclosure Schedule), in the light of the circumstances under which they were made, not misleading.

(y) SEC Filings. Except as set forth in Section 3(y) of the API Disclosure Schedule (i) over the past three (3) years, API has timely filed all documents, including exhibits, that it is required to file under all applicable Securities Laws and (ii) the content and form of such filings complied with all applicable Securities Laws in all material respects.

(z) Registration Statement; Joint Proxy Statement. The information supplied in writing to RVI, or its counsel or auditors, by API and any API Stockholders for inclusion in the Registration Statement pursuant to which the shares of RVI Common Stock to be issued upon exchange or purchase of the Exchangeable Shares will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by API for inclusion in the Joint Proxy Statement to be sent to the stockholders of API and RVI in connection with the meeting of API's Stockholders to consider approval of the Arrangement and this Agreement and the meeting of the RVI Stockholders to consider approval of the RVI Charter Amendment shall not, on the date the Joint Proxy Statement is first mailed to API's or RVI's stockholders, at the time of the API Stockholders Meeting or the RVI Stockholders Meeting, and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the API Stockholders Meeting or the RVI Stockholders Meeting which has become false or misleading. Notwithstanding the foregoing, API makes no representation, warranty or covenant with respect to any information supplied by RVI that is contained in the Registration Statement or the Joint Proxy Statement.

(aa) Investment Advisors. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of API.

(bb) Conduct of Business by API since Date of Financial Statements Date. Since the API Financial Statements Date, except as otherwise expressly contemplated by this Agreement, API has (i) operated its business and that of its subsidiaries only in the usual, regular and ordinary course consistent with past practice, other than to seek to acquire the stock or assets of additional businesses, (ii) used its reasonable commercial efforts to maintain and preserve intact its and their business organization, assets and properties and maintain its and their rights and franchises, and (iii) used its reasonable efforts to maintain its and their current employee, client and other advantageous business relationships and retain the services of its and their officers and key employees.

(cc) Forbearance from Certain Actions by API. Since January 31, 2006, except as otherwise expressly contemplated by this Agreement, API has not:

(i) Issued Securities. Issued, sold, pledged, encumbered, authorized the issuance of, entered into any contract, agreement or other instrument to issue, sell, pledge, encumber or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of API Common Stock or any other capital stock of API, or any stock appreciation, option, warrant or conversion or other right to acquire any such stock or any security convertible into any such stock except in connection with the purchase of the stock or assets of other persons; or

(ii) Declared or Paid Dividends. Made, declared or paid any dividend or made any other distribution with respect to shares of API Common Stock, whether payable in cash, stock or property; or

(iii) Adjusted Capitalization. Adjusted, split, combined or reclassified any capital stock of API or authorized the issuance of any other securities with respect to or in substitution for shares of API Common Stock; or

(iv) Disposition of Assets. Sold, transferred, leased, mortgaged or otherwise disposed of or encumbered any of its or its subsidiaries' property or assets other than in the ordinary course of business for reasonable and adequate consideration; or

(v) Modified Tax or Accounting Procedures. Made any significant change in any Tax or accounting methods or procedures or in any systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws, regulatory accounting requirements or GAAP - Canada; or

(vi) Entered Into Litigation. Commenced any action, suit, proceeding or litigation, other than in accordance with past practice, or settled any action, suit, proceeding or litigation involving any liability of API or any API Subsidiary for material money damages or material restrictions upon the operations of API or any API Subsidiary; or

(vii) Agreed to Take Prohibited Action. Agreed to, or made any commitment to, take any of the actions prohibited by this Section 3(cc).

(dd) Affiliate Transactions. Other than as set forth on Schedule 3(dd) to the API Disclosure Schedule or set forth in the API SEC Filings, neither API nor any API Subsidiary has entered into any contract or arrangement, whether written or oral, with an API Stockholder or other Affiliate of API which involves the payment of more than $10,000 or which cannot be terminated within one year with no cost.

(ee) Takeover Laws. Neither API nor any of the API Subsidiaries is subject to any "Moratorium", "Controlled Share", "Fair Price" or other anti-takeover laws and regulations of any Canadian or United States federal, state or provincial law or regulation that would effect this Agreement, the Arrangement, or the other transactions contemplated hereby or thereby.

(ff) API Rights Plan. The entering into of this Agreement and the consummation of the Arrangement and the other transactions contemplated hereby or thereby will not result in the application of the Purchase Rights Plan thereto or otherwise enable the rights issued thereunder to be exercised.

4. REPRESENTATIONS AND WARRANTIES OF RVI

RVI hereby represents and warrants to API, as of the date hereof and as of the Closing Date, subject to such exceptions and qualifications as are specifically disclosed in the RVI Disclosure Schedule delivered herewith and dated as of the date hereof, as follows:

(a) Organization, Standing, and Power. RVI is a corporation duly organized, validly existing, and of active status under the laws of the State of Delaware, RVI Sub is a corporation duly organized, validly existing, and in good standing under the laws of the Province of Ontario, and each has the requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted. RVI and RVI Sub is each duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership, use, licensing or leasing of its assets and properties, or the conduct or nature of its businesses, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a Material Adverse Effect on RVI.

(b) Authority. Each of RVI and RVI Sub has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by RVI and RVI Sub and the consummation by RVI and RVI Sub of the transactions contemplated hereby, including the issuance of (i) the Exchangeable Shares, (ii) the RVI Common Stock upon exchange or purchase of the Exchangeable Shares and (iii) the RVI Options, have been duly and validly authorized by all necessary corporate action in respect thereof other than the approval of the RVI Charter Amendment at the RVI Stockholders Meeting. This Agreement has been duly executed and delivered by RVI and RVI Sub and (assuming due authorization, execution and delivery by API), constitutes a legal, valid and binding obligation of RVI and RVI Sub enforceable against each of them in accordance with its terms (except in all cases to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights and remedies generally and except that the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which any proceedings may be brought). When the Exchangeable Shares are issues pursuant to the Arrangement, such shares will be validly issued, fully paid and nonassessable, free and clear of any Liens or other restrictions whatsoever except as contemplated by this Agreement or imposed by applicable Law or by act of the recipient of such shares. When the RVI Common Stock is issued in exchange for or to purchase Exchangeable Shares, such RVI Common Stock shall be validly issued, fully paid and nonassessable and free and clear of all Liens or restrictions except as imposed by applicable law or by act of the recipient of such shares. When the RVI Options have been issued as provided for in the Arrangement, each RVI Option will constitute a legal, valid and binding obligation of RVI enforceable against RVI in accordance with its terms (except in all cases to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights and remedies generally and except that the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which any proceedings may be brought). RVI Common Stock issued upon exercise of an RVI Option shall be validly issued, fully paid and nonassessable.

(c) Corporate Approval. At a meeting duly called and held, the respective Boards of Directors of RVI and RVI Sub have (A) determined that this Agreement and the transactions contemplated hereby, including the Arrangement, are fair to and in the best interests of their respective stockholders, and (B) approved and adopted this Agreement and the transactions contemplated hereby and the Board of Directors of RVI has recommended that the RVI Stockholders approve the RVI Charter Amendment. RVI, as the sole stockholder of RVI Sub, has approved the Arrangement, this Agreement and the transactions contemplated hereby.

(d) No Conflict. Neither the execution and delivery of this Agreement by RVI and RVI Sub, nor the consummation by them of the transactions contemplated hereby, nor compliance by them with any of the terms or provisions hereof, will (i) conflict with or violate any provision of their charter documents or bylaws, (ii) violate, conflict with or constitute or result in a breach of any term, condition or provision of, or constitute a default (with or without notice or the lapse of time, or both) under, or give rise to any right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or require a Approval pursuant to, or result in the creation of any Lien upon any assets or properties of RVI or RVI Sub pursuant to any of the terms, provisions or conditions of any loan or credit agreement, note, bond, mortgage, indenture, deed of trust, license, agreement, contract, lease, permit, concession, franchise, plan or other instrument or obligation to which either of them is a party, or by which any of their respective assets or properties may be bound or affected, except for such violations, conflicts, breaches, defaults, creation of Liens or failure to obtain such a Approval that would not, individually or in the aggregate, have a Material Adverse Effect on RVI or RVI Sub following consummation of the Arrangement or materially threaten, impede or impair the consummation of the transactions contemplated by this Agreement, or (iii) subject to receipt of the requisite approvals and Approvals referred to in this Agreement, conflict with or violate any judgment, order, writ, injunction, decree or Law applicable to RVI or any of its assets or properties, which conflict or violation, individually or in the aggregate, would have or be reasonably likely to have a Material Adverse Effect on RVI.

(e) Consents Required. Other than (i) the Registration Statement being declared effective by the SEC, (ii) the Joint Proxy Statement being cleared for distribution by the SEC, (iii) the Commissions approving or exempting the distributions of the Exchangeable Shares, (iv) the acceptance by the Delaware Secretary of State of the RVI Charter Amendment, (v) any required U.S. blue sky filings and (vi) the issuance by the Court of the Final Order, no notice to, registration, declaration or filing with, order, authorization or permit of, exemption or waiver by, Approval of or any action by any Governmental or Regulatory Authority is necessary or required as a condition to the execution and delivery of this Agreement by RVI and RVI Sub or the consummation by them of the Arrangement and the other transactions contemplated hereby, other than such notices, registrations, declarations or filings which, if not made or obtained, would not have, individually or in the aggregate, a Material Adverse Effect on RVI or RVI Sub following consummation of the Arrangement.

(f) Capitalization.

(i) General. The authorized capital stock of RVI consists of 200,000,000 shares of common stock, $.001 par value per share, of which 39,986,672 shares were issued and outstanding (and any shares of RVI Common Stock issued pursuant to RVI Consultant Options or Director Options, as defined below) and no other classes of shares of capital stock. As of the Closing, the authorized capital of RVI Sub shall be as provided in Exhibit B hereto. RVI Sub presently has 100 shares of common stock ("RVI Sub Common Stock") issued and outstanding all of which are owned by RVI. All of the issued and outstanding shares of RVI Common Stock are duly and validly issued, fully paid and nonassessable. No preemptive rights exist with respect to the RVI Common Stock or RVI Sub Common Stock, and none of the outstanding shares of RVI Common Stock or RVI Sub Common Stock has been issued in violation of any preemptive rights. There are no options or warrants or similar rights outstanding to purchase any capital stock of RVI other than options ("RVI Consultant Options") that may be granted to consultants to RVI ("RVI Consultants") and the options issued to Donald A. Wright ("Wright"), a director of RVI (the "Director Options"), the terms of which options have been approved by API in writing. Other than agreements with RVI Consultants approved in writing by API, there are no agreements, arrangements or understandings to which RVI is a party (written or oral) to issue any options with respect to any capital stock of RVI, and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of the capital stock of RVI created by statute, the certificate of incorporation or bylaws of RVI, or any agreement or other arrangement to which RVI is a party or to which it is bound, and there are no agreements, arrangements or understandings to which RVI is a party (written or oral) pursuant to which RVI has the right to elect to satisfy any Liability by issuing RVI Common Stock.

(ii) Compliance with Law. All shares of capital stock of RVI and RVI Sub and all options, warrants, scrip or rights to purchase or acquire any additional shares of RVI Common Stock have at all times been offered or issued in accordance with all applicable state and federal securities laws.

(g) No Subsidiaries. RVI does not have any wholly or partially owned subsidiary and does not own any equity or voting interest in any other entity, other than RVI Sub.

(h) SEC Filings and Financial Statements. Since January 31, 2005, RVI has timely filed all required forms, reports, and documents with the SEC required to be filed by it pursuant to the Exchange Act and the SEC rules and regulations thereunder, all of which RVI SEC Filings have complied in all material respects with all applicable Securities Laws except as set forth in Section 4(h) of the RVI Disclosure Schedule. None of the RVI SEC Filings, including any RVI Financial Statements included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the RVI Financial Statements, including, in each case, any related notes: (i) has been prepared in accordance with GAAP-U.S., (ii) is true, complete and correct in all material respects as of its respective date, (iii) is in accordance with and supported by and consistent with the books and records of RVI, including a general ledger and detailed trial balances, which books and records have been maintained in accordance with good business practices, and (iv) presents fairly the financial position and the results of operations, changes in stockholders' equity, and statements of cash flow of RVI as of the dates and for the periods indicated thereon.

(i) Absence of Certain Changes or Events. Since October 31, 2005 (the date of the RVI Financial Statements included in RVI's Quarterly Report on Form 10-QSB for the Quarter ended October 31, 2005): (i) RVI has not conducted any material business operations, (ii) has not issued any shares of capital stock or options, warrants or rights to purchase or acquire equity of RVI or RVI Sub other than in connection with the $5,000,000 private placement of 5,000,000 shares of RVI Common Stock, (iii) there have not been any other changes in RVI's capital structure, other than the cancellation of 15,000,000 shares of common stock in December, 2005, (iv) there have been no events, changes, developments or occurrences that have had, or that would have, individually or in the aggregate, a Material Adverse Effect on RVI, and (v) RVI has not taken any action, or failed to take any action (whether or not in the ordinary course and consistent with past practices), prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of the covenants and agreements of RVI set forth in this Agreement.

(j) No Undisclosed Liabilities. RVI does not have any material obligations or Liabilities, and has not incurred or paid any obligation or Liability (contingent or otherwise, and whether accrued or reserved), and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such obligation or Liability, except obligations and Liabilities (i) which are fully accrued or reserved against in the RVI Financial Statements, (ii) which were fully incurred or paid after October 31, 2005 in furtherance of the transaction contemplated by this Agreement and the reports that RVI is required to file with the SEC or (iii) arising pursuant to agreements with Guy Peckham, an officer and director of RVI, Wright, a director of RVI, and RVI Consultants which have been approved in writing by API.

(k) Tax Matters.

(i) Returns. All Tax Returns required to be filed by or on behalf of RVI have been timely filed, or requests for extensions have been timely filed, granted and have not expired; all such Tax Returns filed are true, complete and accurate in all material respects; and, all Taxes shown to be due on such Tax Returns have been timely paid by RVI. There is no audit examination, deficiency or refund litigation or matter in controversy in which RVI has been joined as a party with respect to any Taxes, except as reserved against in the RVI Financial Statements. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded litigation have been paid, accrued or provided for.

(ii) No Extension or Waiver. RVI has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due which extension or waiver is currently in effect.

(iii) Provision for Taxes Due. Adequate provision for any Taxes due or to become due for RVI for any period or periods through October 31, 2005 has been made and is reflected on the October 31, 2005 financial statements included in the RVI Financial Statements.

(iv) Deferred Taxes. Deferred Taxes of RVI have been provided for in the RVI Financial Statements in accordance with GAAP -- U.S.

(v) Withholding. All Taxes that RVI is required by Law to withhold or to collect for payment have been duly withheld and collected, and have been paid to the proper Governmental or Regulatory Authority or are held by RVI pending such payment, except for such failures which are not, individually or in the aggregate, material in amount. RVI is in compliance with, and its records contain all information and documents necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws.

(vi) No Excess Compensation. No Tax Liens. There are no Liens with respect to Taxes upon any of the material assets or properties of RVI.

(vii) Tax Elections. All material elections with respect to Taxes affecting RVI as of the date of this Agreement have been timely made.

(l) Compliance with Laws; No Violations

(i) Permits. RVI has in effect and holds all Permits from Governmental or Regulatory Authorities necessary for it to own, lease, and operate its assets and properties and to carry on its business as now conducted.

(ii) No Conflict. Neither RVI nor RVI Sub is in conflict with, or in default under or in violation of, (A) its charter documents, bylaws or comparable organizational documents, or (B) any Law, permit, Order, judgment, writ, injunction or decree applicable to it.

(m) Brokers and Finders. No broker or finder has acted directly or indirectly for RVI in connection with this Agreement or the transactions contemplated hereby.

(n) Registration Statement; Joint Proxy Statement. The information included by RVI with respect to RVI in the Registration Statement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by RVI for inclusion in the Joint Proxy Statement shall not, on the date the Joint Proxy Statement is first mailed to the API Stockholders or the RVI Stockholders, at the time of the API Stockholders Meeting or the RVI Stockholder Meeting and the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the API Stockholders Meeting or the RVI Stockholders Meeting which has become false or misleading. Notwithstanding the foregoing, RVI makes no representation, warranty or covenant with respect to any information supplied by API that is contained in the Registration Statement or the Joint Proxy Statement. The Exchangeable Shares, when issued pursuant to the terms of this Agreement and the Arrangement, shall be duly authorized, validly issued, fully paid and non-assessable. The issuance of the RVI Options has been approved by the Board of Directors of RVI, subject to the approval by the stockholders of RVI at the next annual meeting of stockholders of RVI of the stock option plan of RVI pursuant to which the RVI Options will be issued.

(o) Employee Benefit Plans.

(i) General. RVI has no pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plans, all medical, vision, dental or other health plans, all life insurance plans or other material employee benefit plans or fringe benefit plans, including all "employee benefit plans" (as that term is defined in Section 3(3) of ERISA) currently adopted, maintained by, sponsored in whole or in part by or contributed to by RVI or any Affiliate thereof for the benefit of RVI's retirees, dependents, spouses, directors, independent contractors or other beneficiaries who are eligible to participate (collectively, the "RVI Benefit Plans") other than its stock option plan approved at its August 20, 2002 annual stockholders meeting.

(ii) Compliance with Law. All RVI Benefit Plans were at all times operated in compliance in all material respects with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, the breach or violation of which would be reasonably likely to have a Material Adverse Effect on RVI.

(p) Material Contract Defaults. RVI is not, and RVI has not received any notice and does not have any Knowledge that any other party is, in default in any material respect under any material contract or agreement to which it is a party, except for those defaults which would not have, individually or in the aggregate, a Material Adverse Effect on RVI; and, there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. There are no actions, suits or proceedings as of the date of this Agreement to which RVI is a party and which names RVI as a defendant or a cross-defendant. All contracts to which RVI is a party are set forth on Section 4(p) of the RVI Disclosure Statement.

(q) Legal Proceedings. There are no actions, suits or proceedings instituted or pending or, to the Knowledge of RVI, threatened against RVI or RVI Sub, or against any asset, property, employee benefit plan, interest or right of either of them. RVI is not a party to any agreement, contract or other instrument or subject to any restriction under its certificate of incorporation or bylaws, or to any other corporate restriction, nor is there any judgment, order, writ, injunction or decree of any Governmental or Regulatory Authority or arbitrator that would have, individually or in the aggregate, a Material Adverse Effect on RVI or that might reasonably be expected to materially threaten, impede or impair the consummation of the transactions contemplated by this Agreement.

(r) Labor Matters. RVI has no employees. All contracts with consultants of which there is one, to RVI have been given to API.

(s) Information. No representation or warranty contained in this Section 4 of this Agreement, and no statement contained in the RVI Disclosure Schedule or in any certificate, list or other writing furnished to RVI pursuant to any provision of this Agreement (including RVI's 2006 Form 10-KSB when filed with the SEC) contains (or will contain) any untrue statement of a material fact or omits (or will omit) to state a material fact necessary to make the representations and warranties of RVI in this Section 4 (as modified by the RVI Disclosure Schedule), in the light of the circumstances under which they were made, not misleading.

5. ADDITIONAL AGREEMENTS

(a) API Stockholder Approval. API shall promptly after the date hereof and the obtaining of the Interim Order take all action necessary in accordance with the Ontario Act and its articles of incorporation and bylaws and as provided in the Interim Order to convene the API Stockholders Meeting within 45 days of the Joint Proxy Statement being cleared by the SEC for distribution. API shall not postpone or adjourn (other than for the absence of a quorum) the API Stockholders Meeting without the consent of RVI, which consent shall not be unreasonably withheld. API shall use all commercially reasonable efforts to solicit from stockholders of API proxies in favor of the Arrangement. API must hold the API Stockholders Meeting and take the vote of its stockholders on the proposal to approve this Agreement and the Arrangement at its API Stockholders Meeting unless this Agreement has been terminated in accordance with its terms. API will take all commercially reasonable efforts to limit the applicability of stockholders dissenter's rights to this transaction, and, to the extent that such are applicable, will take all commercially reasonable efforts to minimize the exercise of any such rights and will not take any action to induce stockholders to exercise any such rights.

(b) Access To Information and Confidentiality. Between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement, upon reasonable notice API and RVI shall each (i) give the other party, and their respective officers, employees, accountants and counsel full access to all buildings, offices, and other facilities and to all its books and records, whether located on its premises or at another location; (ii) permit the other party to make such inspections as it may reasonably require; (iii) cause its officers to furnish the other party such financial, operating, technical and product data and other information with respect to its business and assets and properties as the other party from time to time may request, including financial statements and schedules; (iv) allow the other party the opportunity to interview such employees and other personnel and Affiliates of the other party with such other party's prior written consent, which consent shall not be unreasonably withheld or delayed; and (v) assist and cooperate with the other party in the development of integration plans for implementation following the Effective Time; provided, however, that no investigation pursuant to this Section 5(b) shall affect or be deemed to modify any representation or warranty made by such party herein. Each party hereto shall, and shall cause its advisors and representatives to, (i) conduct its investigation in such a manner as will not unreasonably interfere with the normal operations, customers or employee relations of the other, and (ii) refrain from using for any purposes other than as set forth in this Agreement and treat as confidential all information obtained hereunder or in connection herewith and not otherwise known to such party.

(c) Expenses. Whether or not the Arrangement is consummated, all fees and expenses incurred in connection with the Arrangement, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such Third Party Expenses.

(d) Public Disclosure. Unless otherwise required by Law (including Securities Laws), no public disclosure (whether or not in response to any inquiry) of the existence of any subject matter of, or the terms and conditions of, this Agreement shall be made by any party hereto unless approved by RVI and API prior to release; provided, however, that such approval shall not be unreasonably withheld or delayed; and provided further, that if any such public disclosure is required by Law or, the disclosing party will give the other party reasonable advance notice of such disclosure and, if such disclosure is pursuant to a court order or subpoena or similar process, the disclosing party will cooperate with the other party's efforts to seek injunctive or other relief preventing or limiting such disclosure.

(e) Stockholder Approval of Stock Option Plan. RVI shall solicit the approval of its stockholders of the stock option plan pursuant to which the RVI Options are to be granted through a meeting of stockholders to be held not less than one year from the Closing Date.

(f) RVI Charter Amendment. After the Joint Proxy Statement is cleared for distribution by the SEC, RVI shall promptly take all actions necessary under Delaware corporate law and RVI's certificate of incorporation and bylaws to convene the RVI Stockholders Meeting before the date of the API Stockholders Meeting to approve the RVI Charter Amendment.

6. CONDUCT OF BUSINESS

(a) Dissenting Shares. During the period from the date of this Agreement until the Effective Time or the earlier termination of this Agreement, API shall give RVI and RVI Sub prompt notice upon receipt by API of any written objection to the Arrangement and any written demand for payment for shares of API Common Stock, any withdrawal of any such objection or demand, and any notice or instrument provided to API by Dissenting Stockholders.

(b) Certain Covenants of RVI. During the period from the date of this Agreement until the Effective Time or the earlier termination of this Agreement, RVI and RVI Sub covenant and agree that they shall (i) not conduct any material businesses, (ii) use their reasonable commercial efforts to maintain and preserve intact their business organization, assets and properties and maintain their rights and franchises, (iii) use their reasonable efforts to retain the services of their officers and consultant, (iv) conduct their affairs in a manner designed, in their reasonable judgment, to enhance the long-term value of the RVI Common Stock, (v) take no action which would (A) materially adversely affect the ability of any party to this Agreement to obtain any Approvals required for the transactions contemplated hereby, or (B) Materially Adversely Affect the ability of any party to perform its covenants and agreements under this Agreement, and (vi) not pay any dividend, make any distribution with respect to or redeem any shares of RVI Common Stock, or change the capital structure of RVI, including as a result of a stock split, stock dividend, recapitalization, reclassification or other similar transaction for which the record or effective date thereof shall be prior to the Effective Time or issue any capital stock, other than pursuant to the exercise of currently outstanding options.

(c) Certain Covenants of API. During the period from the date of this Agreement until the Effective Time or the earlier termination of this Agreement, API covenants and agrees that it shall (i) operate its business and that of the API Subsidiaries consistent with past practice, (ii) use its reasonable commercial efforts to maintain and preserve intact their business organization, assets and properties and maintain its and their rights and franchises, (iii) use its reasonable efforts to maintain their current employee, client and other advantageous business relationships and retain the services of their officers and key employees (iv) conduct its affairs and that of the API Subsidiaries in a manner designed, in its reasonable judgment, to enhance the long-term value of the API Common Stock and the business prospects of API and of the API Subsidiaries, (v) take no action which would (A) materially adversely affect the ability of any party to this Agreement to obtain any Approvals required for the transactions contemplated hereby, or (B) Materially Adversely Affect the ability of any party to perform its covenants and agreements under this Agreement, and (vi) not pay any dividend or make any distribution with respect to its stock or change the capital structure of API, including as a result of a stock split, stock dividend, recapitalization, reclassification or other similar transaction.

(d) Government Filings and Reports. During the period from the date of this Agreement until the Effective Time or the earlier termination of this Agreement, each party shall use its commercial efforts to file all applications, reports or other documents, including filings pursuant to state securities Laws, required to be filed by such person with any Governmental or Regulatory Authority between the date of this Agreement and the Effective Time and shall deliver to the other parties copies of all such applications, reports or other documents promptly after the same are filed.

(e) Agreements as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Arrangement and other transactions contemplated by this Agreement as expeditiously as practicable after the date of this Agreement, including the use of their respective reasonable commercial efforts to lift or rescind any judgment, order, writ, injunction or other decree adversely affecting the ability of the parties to consummate the transactions contemplated hereby and to cause to be satisfied the conditions referred to in Article 9 hereof; provided, however, that nothing herein shall preclude any party from exercising its rights under this Agreement. RVI and API shall use their reasonable commercial efforts to obtain all Approvals and Permits of all third parties and Governmental or Regulatory Authorities necessary or desirable for the consummation of the transactions contemplated by this Agreement. Each party hereto agrees that, to the extent practicable, it will consult with the other parties to this Agreement with respect to obtaining all such Permits and Approvals of third parties and Governmental or Regulatory Authorities and each will keep the other parties apprized of the status of matters relating to the completion of the transactions contemplated hereby.

(f) No Pursuit of Competing Transactions. Prior to termination of this Agreement, neither API nor RVI will (i) initiate, solicit or encourage (including by way of furnishing non-public information or assistance), or take any other action intended or designed, directly or indirectly, to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as hereinafter defined), or (ii) enter into discussions or negotiate with any person or entity or otherwise cooperate in any way to obtain a Competing Transaction or otherwise in furtherance of such inquiries, or (iii) agree to or endorse any Competing Transaction, or (iv) authorize any of its directors, officers, employees, agents, representatives or stockholders to take any such action. Further, API and RVI shall each direct and instruct and use its commercial efforts to cause all directors, officers, employees, agents, representatives and stockholders (including any investment banker, financial advisor, attorney, or accountant retained or engaged by it) to not take any such action. API and RVI shall each use its commercial efforts to remain aware of, and shall promptly notify the other parties hereto of, any such inquiries or proposals received by it or any of its officers, directors, employees, agents, representatives or stockholders, and each of RVI and API shall promptly inform the other in writing as to the material terms of any such inquiry or proposal and, if such inquiry or proposal is reflected or summarized in writing, promptly deliver or cause to be delivered to the other a copy thereof, and also shall keep the other party informed, on a current basis, of the nature of any such inquiries and the status and terms of any such proposals; provided, however, that nothing contained in this paragraph shall prohibit either RVI or API or any of its directors, officers, employees, or agents from (i) reviewing or confirming receipt of an unsolicited bona fide proposal, or inquiry that could lead to such a proposal, to acquire it pursuant to a merger, consolidation, share exchange, business combination, or other similar transaction (a "Bona Fide Proposal"), provided that it shall promptly provide written notice to the other parties of such Bona Fide Proposal and a copy of any communication confirming receipt thereof, or (ii) furnishing information to, or discussing or negotiating with, any person or entity that makes a Bona Fide Proposal if, but only to the extent that, (A) the Board of Directors of the recipient of such Bona Fide Proposal, after consultation with legal counsel, determines in good faith that such action is required or may reasonably be required for the Board of Directors of such recipient of such Bona Fide Proposal to comply with its duties to imposed by Law, (B) prior to furnishing such information to such person or entity, the recipient of such Bona Fide Proposal provides written notice to the other parties hereto to the effect that the recipient of such Bona Fide Proposal is furnishing information to, or entering into discussions or negotiations with, such person or entity, (C) prior to furnishing such information to such person or entity, the recipient of such Bona Fide Proposal receives from such person or entity an executed confidentiality agreement with terms similar to the collective confidentiality terms between API and RVI and (D) the recipient of such Bona Fide Proposal keeps the other parties hereto informed, on a current basis, of the status of any such discussions or negotiations. For purposes of this Agreement, "Competing Transaction" shall mean with respect to a party, any of the following (other than the transactions contemplated by this Agreement): (1) any merger, consolidation, share exchange, business combination, or other similar transaction; (2) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of ten percent or more of the assets of such party or issuance of ten percent or more of the outstanding voting securities of the recipient of the Bona Fide Proposal in a single transaction or series of transactions; (3) any tender offer or exchange offer for ten percent or more of the outstanding shares of capital stock of such party or the filing of a registration statement under the Securities Act in connection therewith; (4) any solicitation of proxies in opposition to approval of the Arrangement by the stockholders of such party; (5) the acquisition by any person or group of persons of beneficial ownership or the right to acquire beneficial ownership of ten percent or more of the then outstanding shares of capital stock of such party; (6) the acquisition by any person or group of persons of control of such party; or (7) any agreement to, or public announcement by such party or any other person of a proposal, plan or intention to, do any of the foregoing; provided that Competing Transaction shall not include acquisitions by API of the assets of other companies of the type previously engaged in by API.

(g) Current Information. During the period from the date of this Agreement until the Effective Time or the earlier termination of this Agreement, each of RVI and API shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other. Each of API and RVI shall promptly notify the other of (i) any material change in its business or operations, (ii) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Governmental or Regulatory Authority, (iii) the institution or the threat of any material action, suit, claim or proceeding involving such party, or (iv) the occurrence, or nonoccurrence, of any event or condition the occurrence, or nonoccurrence, of which would be reasonably expected to cause any of such party's representations or warranties set forth herein to become untrue or inaccurate in any respect as of the Closing; and in each case shall keep the other fully informed with respect thereto.

(h) Purchase Rights Plan. API shall take no action or fail to take any action as a result of which action or failure the Purchase Rights Plan would apply to the Arrangement or any other transaction contemplated hereto or thereby.

(i) Other Actions. During the period from the date of this Agreement until the Effective Time or the earlier termination of this Agreement, no party shall take any action, except in every case as may be required by applicable Law, intended to or that would result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue, or (ii) any of the conditions set forth in this Agreement not being satisfied or a violation of any provision of this Agreement.

7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

(a) Conditions to Obligations of Each Party. The respective obligations of each party to perform this Agreement and consummate the Arrangement and the other transactions contemplated hereby shall be subject to the satisfaction of the following conditions, unless waived by both parties in writing as of the Closing Date:

(i) Stockholder Approval. The API Stockholders shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Arrangement, as and to the extent required by Law.

(ii) Legal Proceedings. No Law or Order, whether temporary, preliminary or permanent, which prohibits, restricts or makes illegal the consummation of the Arrangement or any other action or transaction contemplated hereby shall have been enacted, entered, promulgated or enforced by any Governmental or Regulatory Authority, and no action or proceeding seeking any of the foregoing shall be pending.

(iii) Registration Statement Effective. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties thereto.

(iv) Court Approval. The Court shall have issued its Final Order approving the Arrangement in form and substance satisfactory to RVI and API (such approvals not to be unreasonably withheld or delayed by RVI or API) and reflecting the terms hereof and the Ontario Filing Office shall have accepted the articles of arrangement for filing;

(v) Commissions, etc. All necessary orders shall have been obtained from the Commissions and other relevant United States and Canadian securities regulatory authorities in connection with the Arrangement.

(b) Conditions to Obligations of RVI to Effect the Arrangement. The obligations of RVI to perform this Agreement and to consummate the Arrangement and the other transactions contemplated hereby are subject to the satisfaction of the following additional conditions, unless waived by RVI in writing as of the Closing Date:

(i) Representations and Warranties. The representations and warranties of API set forth in this Agreement shall be true and correct in all material respects both as of the date of this Agreement and as of the Effective Time as though then made except that the number of shares of API Common Stock outstanding shall be the number outstanding on the date hereof less shares repurchased by API plus API Common Stock issued pursuant to the exercise of API Options outstanding on the date hereof plus API Common Stock issued to purchase the stock or assets of other persons.

(ii) Performance of Covenants and Agreements. Each and all of the agreements and covenants of API to be performed or complied with pursuant to this Agreement prior to the Effective Time shall have been duly performed and complied with in all material respects.

(iii) No Material Adverse Change. There shall have been no Material Adverse Change in the financial condition, business or prospects of API.

(iv) Permits and Approvals. API shall have obtained any and all Approvals required for consummation of the Arrangement and the other transactions contemplated hereby, or for preventing any default under any agreement, contract, other instrument or Permit to which API or an API Subsidiary is a party, which, if not obtained or made, would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on API or RVI Sub.

(v) Certificates. API shall have delivered to RVI (i) a certificate, dated as of the Closing Date, signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions to its obligations under this Agreement to be satisfied prior to the Effective Time have been satisfied, and (ii) copies of all documents that RVI may reasonably request relating to the existence of API and the API Subsidiaries and certified copies of resolutions or written consents duly adopted by API's Board of Directors and the API Stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as RVI and its counsel may reasonably request.

(vi) Dissenters' Rights. Owners of record of no more than ten percent (10%) of the issued and outstanding shares of API Common Stock shall have effectively exercised rights under the Ontario Act to become Dissenting Stockholders with respect to the Arrangement.

(vii) Opinion of Counsel. RVI shall have received a written opinion of WeirFoulds LLP, counsel to API, dated as of the Closing Date, in form and substance reasonably satisfactory to counsel for RVI.

(viii) Stock Option Plan. API's 2003 Stock Option Plan shall have been amended so that no further stock options may be granted thereunder and there shall be outstanding thereunder only options that were outstanding on January 31, 2006.

(c) Conditions to Obligation of API to Effect the Arrangement. The obligations of API to perform this Agreement and consummate the Arrangement and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by API in writing as of the Closing Date:

(i) Representations and Warranties. The representations and warranties of RVI and RVI Sub set forth in this Agreement shall be true and correct in all material respects both as of the date of this Agreement and as of the Effective Time as though then made.

(ii) Performance of Covenants and Agreements. Each and all of the agreements and covenants of RVI and RVI Sub to be performed or complied with pursuant to this Agreement prior to the Effective Time shall have been duly performed and complied with in all material respects.

(iii) Approvals. RVI and RVI Sub shall have obtained any and all Approvals required for consummation of the Arrangement and the other transactions contemplated hereby, or for preventing any default under any agreement, contract, other instrument or Permit to which RVI or RVI Sub is a party, which, if not obtained or made, would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RVI or RVI Sub.

(iv) Certificates. RVI shall have delivered to API (i) a certificate, dated as of the Closing Date, signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions to its obligations under this Agreement to be satisfied prior to the Effective Time have been satisfied, and (ii) copies of all documents that API may reasonably request relating to the existence of RVI and RVI Sub and certified copies of resolutions or written consents duly adopted by RVI's and RVI Sub's Boards of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as API and its counsel may request.

(v) Material Adverse Change. There shall have been no Material Adverse Change in the financial conditions, business, or prospects of RVI.

(vi) Opinion of Counsel. API shall have received a written opinion of Sugar, Friedberg & Felsenthal LLP, counsel to RVI for purposes of the Arrangement, on matters related solely to the Arrangement governed by U.S. or Delaware law, dated as of the Closing Date, in form and substance satisfactory to counsel for API.

(vii) RVI Stockholder Approval. The RVI Stockholders shall have approved the RVI Charter Amendment and such amendment shall have been filed with the Delaware Secretary of State and become effective.

(viii) Option Plans. RVI shall have terminated the Non-Qualified Option Plan approved by the stockholders of RVI at its annual meeting held on August 20, 2002. RVI shall have adopted a new stock option plan pursuant to which the RVI Options shall be granted to the holders of the API Options outstanding at the Closing, which stock option plan may be subject to the approval of the RVI Stockholders. The RVI Options shall be delivered to the holders of API Options at the Closing.

(ix) Board of Directors. The board of directors of RVI shall have acted so that the board of directors of RVI immediately after the Effective Time shall consist of Donald Wright and the members of the board of directors of API immediately prior to the Closing Date.

8. THE CLOSING.

(a) Closing. Subject to the termination of this Agreement as provided in Section 9, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of WeirFoulds LLP, Toronto, Ontario, Canada on a date (the "Closing Date") and at a time to be mutually agreed upon by the parties, which date shall be no later than the fifth business day after all conditions to Closing set forth herein shall have been satisfied or waived, unless another place, time and date is mutually selected by API and RVI. Concurrently with the Closing, the articles of arrangement will be filed with the Ontario Filing Office.

(b) Ancillary Documents/Reservation Of Shares.

(i) Provided all other conditions of this Agreement have been satisfied or waived, API and RVI Sub shall, on the Closing Date, file articles of arrangement pursuant to Section 183 of the Ontario Act to give effect to the Plan of Arrangement, such articles of arrangement to contain share conditions for the Exchangeable Shares substantially in the form of those contained in EXHIBIT B hereto.

(ii) On the Effective Date at the Closing:

(A) RVI and RVI Sub shall execute and deliver a Support Agreement containing the terms and conditions set forth in EXHIBIT C hereto, together with such other terms and conditions as may be agreed to by the parties hereto acting reasonably;

(B) RVI, RVI Sub and a Canadian trust company to be mutually agreeable to RVI and API, acting reasonably, shall execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in EXHIBIT D hereto, together with such other terms and conditions as may be agreed to by the parties hereto acting reasonably; and

(C) RVI shall deliver proof that it has filed with the Secretary of State of Delaware the RVI Charter Amendment in substantially the form set forth in EXHIBIT E hereto and such RVI Charter Amendment shall have become effective.

(D) RVI will reserve for issuance such number of shares of RVI Common Stock as shall be necessary to give effect to the transactions contemplated hereby.

(E) The Special Voting Share has been issued by RVI to the Trustee.

(c) Exchange of Options Promptly after the Effective Time, RVI will notify in writing each holder of a API Option of the exchange of such API Option for a RVI Option in accordance with the terms of this Agreement. As soon as reasonably practicable after the Effective Date, RVI shall file with the SEC a registration statement on Form S-8 (or other appropriate form) with respect to the shares of RVI Common Stock subject to such RVI Options and use its commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as any of such options remain outstanding.

9. TERMINATION

(a) Termination. Notwithstanding any other provision of this Agreement, this Agreement may be terminated and the Arrangement abandoned at any time prior to the Effective Time, whether before or after approval of the Arrangement by the API Stockholders:

(i) Mutual Agreement. By mutual written agreement of RVI and API; or

(ii) For Material Breach.

(1) By API. By API in the event of any inaccuracy in any representation or warranty or any breach of any covenant or agreement of RVI or RVI Sub contained in this Agreement, which inaccuracy or breach cannot be or has not been cured within 30 days after the giving of written notice thereof and which would provide API with the right under Section 7(c) of this Agreement to refuse to consummate the Arrangement, but only if API is then not in material breach of any of its representations, warranties, covenants and agreements contained in this Agreement; or

(2) By RVI. By RVI in the event of any inaccuracy in any representation or warranty or any breach of any covenant or agreement of API contained in this Agreement, which inaccuracy or breach cannot be or has not been cured within 30 days after the giving of written notice thereof and which would provide RVI with the right under Section 7(b) of this Agreement to refuse to consummate the Arrangement, but only if neither RVI nor RVI Sub is then in material breach of any representation, warranty, covenant or agreement of either of them contained in this Agreement; or

(iii) Upon Failure of API Stockholders to Approve Transaction. By either RVI or API, in the event the API Stockholders fail to vote their approval of this Agreement and the Arrangement; or

(iv) Upon Significant Exercise of Dissenters' Rights. By RVI or API, in the event that owners of record of more than 10% of the then issued and outstanding shares of API Common Stock indicate an intention to exercise rights under the Ontario Act and become Dissenting Stockholders; or

(v) Upon Failure of RVI Stockholders to Approve RVI Charter Amendment. By API, in the event that the RVI Stockholders fail to vote their approval of the RVI Charter Amendment; or

(vi) Passage of Time. By either RVI or API, in the event that the Effective Time shall not have occurred, or it shall have become highly likely that the Effective Time shall not occur, or it shall be the case that any of the conditions precedent to the obligations of such party to consummate the Arrangement is highly unlikely to be satisfied or fulfilled, on or before December 31, 2006; provided, however, that the right to terminate this Agreement pursuant to this paragraph shall not be available to any party whose breach of its obligations under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur or a condition to be satisfied on or before such date.

(b) Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9(a) of this Agreement, this Agreement shall become void and have no effect and no party shall have any obligation to the other parties hereto with respect to this Agreement, except that (i) the provisions of the last sentence of Section 5(b) of this Agreement shall survive any such termination, and (ii) termination shall not relieve or release a breaching party from liability for an uncured willful breach of a representation, warranty, covenant or agreement giving rise to such termination.

10. MISCELLANEOUS

(a) Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of API or RVI (whether or not exercised) to investigate the affairs of API or RVI or a waiver by API or RVI of any condition to Closing set forth in Article 9, each party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other party contained in this Agreement or in any instrument delivered pursuant to this Agreement. Other than with respect to the covenant in Section 2(e)(i) to keep the Registration Statement effective and Section 5(f) to seek RVI Stockholder approval of the stock option plan pursuant to which the RVI Options were issued and the covenant set forth in Section 5(h) for RVI to change its legal name, none of the representations and warranties of API or RVI and none of the other covenants and agreements of API or RVI, which by their terms are to be performed on or prior to the Closing Date, shall survive after the filing of the articles of arrangement.

(b) Entire Agreement. Except as otherwise expressly provided herein, this Agreement, which includes all Exhibits hereto, and the other documents, agreements, and instruments, executed and delivered pursuant to or in connection with this Agreement, contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and this Agreement supersedes all prior arrangements or understandings with respect to the subject matter hereof, both written and oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties to this Agreement, any rights, remedies, obligations or liabilities.

(c) Amendment and Modification. This Agreement may be amended, modified or supplemented only by an agreement in writing signed by the parties to this Agreement.

(d) Waivers. Prior to or at the Effective Time, each of RVI on the one hand and API on the other hand, shall have the right to waive any default in the performance of any provision of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement, and to waive any or all of the conditions precedent to its obligations under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law, which violation would have a Material Adverse Effect on the party purporting or attempting to make such waiver. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or the breach of any provision of this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of any breach of any other provision of this Agreement.

(e) No Assignment. None of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement to any other person and any such purported assignment or delegation that is made without the prior written consent of the other parties to this Agreement shall be void and of no force or effect whatsoever.

(f) Notices. Any notice, request, demand or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given: upon receipt if personally delivered; upon successful completion of transmission if transmitted by telecopy, email, electronic telephone line facsimile transmission or other similar electronic or digital transmission method; at the close of business on the next business day after it is sent, if sent by recognized overnight delivery service with all fees paid in advance by the sender; or at the close of business on the fifth business day after it is sent, if mailed, registered mail, proper postage prepaid, in each case transmitted or addressed to:

RVI or RVI Sub: Rubincon Ventures Inc.

1313 East Maple Street, Suite 223

Bellingham, WA 98225

Attention: Guy Peckham

Fax: (604) 731-2888

Email:

Copy to Counsel: Sugar, Friedberg & Felsenthal LLP

30 N. LaSalle Street

Suite 3000

Chicago, IL 60602

Attention: Leslie J. Weiss

Fax: (312) 372-7951

Email: lweiss@sff-law.com

API: API Electronics Group Corp.

505 University Avenue

Suite 1400

Toronto, Ontario

Canada M5G 1X3

Attention: Phillip DeZwirek

Fax: (416) 593-4658

Email:

Copy to Counsel: WeirFoulds LLP

The Exchange Tower

Suite 1600, P.O. Box 480

130 King Street West

Toronto, Ontario, Canada M5X 1J5

Attention: Sanjay M. Joshi

Fax: (416) 365-1876

Email:

or to such other address as any recipient party may have specified in writing to the other parties in accordance with the foregoing.

(g) Construction and Interpretation.

(i) Ontario Law Applies. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

(ii) Headings. The headings of the various sections in this Agreement are inserted for the convenience of the parties and shall not affect the meaning, construction or interpretation of this Agreement or any provision hereof.

(iii) Severability. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. In any such case, such determination shall not affect any other provision of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect. If any provision or term of this Agreement is susceptible to two or more constructions or interpretations, one or more of which would render the provision or term void or unenforceable, the parties agree that a construction or interpretation which renders the term or provision valid shall be favored; provided, that such construction or interpretation is reasonably consistent with the intent of the parties and the economic purpose of such provision or terms.

(c) Enforcement of Agreement. Each party hereto agrees that irreparable damage will occur if any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other remedy to which such party may be entitled at law or in equity.

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed and delivered this Agreement, with knowledge of its contents and meaning and intending to be bound hereby, as of the date first written above.

API ELECTRONICS GROUP CORP.

By:

Phillip DeZwirek, Chief Executive Officer

RUBINCON VENTURES INC.

By:

Guy Peckham, Chief Executive Officer

RUBINCON VENTURES INC., IN TRUST FOR A CORPORATION TO BE INCORPORATED IN THE PROVINCE OF ONTARIO

By:

Guy Peckham, Chief Executive Officer

Exhibit "a"
FORM OF PLAN OF ARRANGEMENT
UNDER SECTION 182
OF THE BUSINESS CORPORATIONS ACT (Ontario)
INVOLVING AND AFFECTING API ELECTRONICS GROUP CORP. AND
THE HOLDERS OF ITS COMMON SHARES AND OPTIONS

  Interpretation

      Definitions

      In this Plan of Arrangement unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

      "API" means API Electronics Group Corp.;

      "API Common Shares" means the common shares in the capital of API;

      "Arrangement" means the arrangement under section 182 of the OBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments thereto made (i) in accordance with Section 10(c) of the Combination Agreement; (ii) in accordance with Section 5.1 hereof or (iii) at the direction of the Court in the Final Order;

      "Arrangement Resolution" means the special resolution passed by the Shareholders and the Optionholders at the Meeting;

      "Automatic Redemption Date" has the meaning provided in the Exchangeable Share Provisions;

      "Combination Agreement" means the combination agreement by and between RVI and API dated effective as of May 5, 2006 as amended and restated from time to time, providing for, among other things, this Plan of Arrangement and the Arrangement;

      "Court" means the Ontario Superior Court of Justice;

      "Dissent Procedures" has the meaning provided in Section 3.1;

      "Effective Date" means the registration date shown on the registration statement issued upon the filing of the Articles of Arrangement under the OBCA giving effect to the Arrangement;

      "Effective Time" means 12:01 a.m. (Toronto time) on the Effective Date;

      "Exchange Ratio" means the ratio of 10 Exchangeable Shares for each whole API Common Share or at the option of the holder of the API Common Share, 10 shares of RVI Common Stock, subject to adjustment as provided in accordance with Section 2(b) of the Combination Agreement;

      "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares;

      "Exchangeable Shares" means the Exchangeable Shares in the capital of RVI Sub;

      "Final Order" means the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time and from time to time prior to the Effective Time;

      "Interim Order" means the interim order of the Court in relation to the Arrangement, as such order may be amended by the Court at any time and from time to time;

      "ITA" means the Income Tax Act (Canada), as amended;

      "Meeting" means the special meeting of the Shareholders and of the Optionholders of API to be held to consider this Plan of Arrangement;

      "OBCA" means the Business Corporations Act (Ontario), as amended;

      "Options" means all options to purchase API Common Shares outstanding as at the Effective Date, including all options outstanding under API's stock option plan;

      "Optionholders" means holders of Options;

      "OTC BB" means the OTC Bulletin Board;

      "Proxy Statement" means the Joint Management Information Circular and Proxy Statement of API and RVI prepared in connection with the Arrangement;

      "RVI Common Stock" has the meaning provided in the Exchangeable Share Provisions;

      "RVI Sub" means RVI Sub, Inc., a corporation organized and existing under the laws of Ontario and any successor corporation;

      "RVI" means API Nanotronics Corp., formerly known as Rubincon Ventures Inc.;

      "Shareholders" means holders of API Common Shares;

      "Support Agreement" means the agreement so entitled between RVI and RVI Sub to be dated as of the Effective Date and provided for in the Combination Agreement;

      "Transfer Agent" means the duly appointed transfer agent for the time being of the Exchangeable Shares, and, if there is more than one such transfer agent, then the principal Canadian transfer agent;

      "Voting and Exchange Trust Agreement" means the agreement so entitled between RVI, RVI Sub and the trustee named therein to be dated as of the Effective Date and provided for in the Combination Agreement; and

      "Voting Share" has the meaning ascribed to such term in the Voting and Exchange Trust Agreement.

      Sections and Headings

      The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section refers to the specified section of this Plan of Arrangement.

      Number, Gender and Persons

      In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, bodies corporate, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

      Date for any Action

      In the event that any date on or by which any action is required or permitted to be taken hereunder is not a business day, such action shall be required or permitted to be taken on or by the next succeeding day which is a business day.

      Currency

      Unless otherwise expressly stated herein, all references to currency and payments in cash or money in this Plan of Arrangement are to U.S. dollars.

      Statutory References

  Any reference in this Plan of Arrangement to a statute includes such statute as amended, consolidated or re-enacted from time to time, all regulations made thereunder, all amendments to such regulations from time to time, and any statute or regulation which supersedes such statute or regulations.

  Arrangement

      Arrangement

      At the Effective Time, the following transactions shall occur and shall be deemed to occur in the following order without any further act or formality:

        each of the outstanding API Common Shares (other than API Common Shares held by Shareholders who have exercised their right of dissent in accordance with Article 3 hereof and are ultimately entitled to be paid the fair value of their API Common Shares) will, without any further action on behalf of the Shareholders, be transferred to RVI Sub in consideration for a number of Exchangeable Shares, or at the election of a Shareholder, shares of RVI Common Stock, determined in accordance with the Exchange Ratio;

        each Shareholder will receive only a whole number of Exchangeable Shares or shares of RVI Common Stock resulting from the transfer of such Shareholder's API Common Shares to RVI Sub;

        upon the transfer of shares referred to in Section 2.1(a) above each Shareholder shall cease to be such a holder of API Common Shares, shall have his name removed from the register of holders of API Common Shares and shall become a holder of the number of fully paid Exchangeable Shares or shares of RVI Common Stock to which he is entitled as a result of the transfer of shares referred to in Section 2.1(a) and such Shareholder's name shall be added to the register of holders of such securities accordingly; and (ii) RVI Sub shall become the legal and beneficial owner of all of the API Common Shares so transferred; and

        each of the outstanding Options (other than Options held by holders who have exercised their rights of dissent in accordance with Section 3.1 hereof and who are ultimately entitled to be paid the fair value for such Options) will, without any further action on the part of any Optionholder be converted into or exchanged for an option to purchase the number of shares of RVI Common Stock determined by multiplying the number of API Common Shares subject to such Option at the Effective Time by 10, at an exercise price per share of RVI Common Stock equal to the exercise price per share of such Option immediately prior to the Effective Time divided by 10, subject to appropriate adjustment to reflect changes to the Exchange Ratio. The obligations of API under the Options as so converted shall be assumed by RVI. Except as provided in this paragraph (d), the term and all other terms and conditions of the Options in effect immediately prior to giving effect to the Arrangement shall govern the Options.

      Allocation of Consideration

  A Shareholder who has transferred his API Common Shares to RVI Sub as contemplated under Section 2.1(a) shall be considered to have disposed of a portion (the "share portion") of such Shareholder's API Common Shares solely in consideration for Exchangeable Shares or shares of RVI Common Stock, if so elected, and to have disposed of the remaining portion of such API Common Shares, being a nominal amount, for all other ancillary rights and benefits (the "Ancillary Rights") associated with the Exchangeable Shares and the Voting Share under the Exchangeable Share Provisions, the Voting and Exchange Trust Agreement and the Support Agreement.

  Rights of Dissent

      Rights of Dissent

      Registered Shareholders and Optionholders may exercise rights of dissent with respect to their API Common Shares or Options pursuant to and in the manner set forth in section 185 of the OBCA (as modified by the Interim Order) and this Section 3.1 (the "Dissent Procedures") in connection with the Arrangement, and holders who duly exercise such rights of dissent and who:

        are ultimately entitled to be paid fair value for the API Common Shares or Options shall be deemed to have transferred such API Common Shares or Options to API for cancellation on the Effective Date; or

        are ultimately not entitled, for any reason, to be paid the fair value for their API Common Shares or Options shall be deemed to have participated in the Arrangement on the same basis as any nondissenting Shareholder or Optionholder, as the case may be, but in no case shall API be required to recognize such holders as Shareholders or Optionholders on and after the Effective Time, and the names of such persons shall be deleted from the registers of Shareholders or Optionholders on the Effective Time.

  Certificates and Fractional Shares

    Issuance of Certificates Representing Exchangeable Shares or RVI Common Stock

    At or promptly after the Effective Time, RVI Sub shall deposit with the Transfer Agent, for the benefit of the Shareholders who exchanged their API Common Shares pursuant to the Arrangement, certificates representing the Exchangeable Shares or RVI Common Stock issued pursuant to the Arrangement upon the exchange. Upon surrender to the Transfer Agent of a certificate which immediately prior to the Effective Time represented outstanding API Common Shares, and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Transfer Agent shall forthwith deliver to such holder, a certificate representing that number of Exchangeable Shares or RVI Common Stock which such holder has the right to receive pursuant to the Arrangement (together with any dividends or distributions with respect thereto pursuant to Section 4.2), and any certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of API Common Shares which is not registered in the transfer records of API, a certificate representing the proper number of Exchangeable Shares or RVI Common Stock (together with any dividends or distributions with respect thereto pursuant to Section 4.2) shall be delivered to a transferee if the certificate representing such API Common Shares is presented to the Transfer Agent, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Effective Time represented outstanding API Common Shares shall be deemed at any time after the Effective Time, but subject to Section 4.5, to represent only the right to receive upon such surrender (a) the certificate representing Exchangeable Shares or RVI Common Stock as contemplated by this Section 4.1 and (b) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares or the RVI Common Stock as contemplated by Section 4.2.

    Dividends and Other Distributions

    No dividends or other distributions declared or made after the Effective Time with respect to the Exchangeable Shares or the RVI Common Stock with a record date after the Effective Time shall be paid to the holder of any formerly outstanding API Common Shares which were not exchanged pursuant to Section 2.1, unless and until the certificate representing such API Common Shares shall be surrendered in accordance with Section 4.1. Subject to applicable law and to Section 4.5, at the time of such surrender of any such certificate (or, in the case of clause (b) below, at the appropriate payment date), there shall be paid to the holder of the Exchangeable Shares or the RVI Common Stock resulting from such exchange, in all cases without interest, (a) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Exchangeable Shares or the RVI Common Stock and (b) the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such Exchangeable Shares.

    Lost Certificates

    If any certificate which immediately prior to the Effective Time represented outstanding API Common Shares which were exchanged pursuant to Section 2.1 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Transfer Agent will issue in exchange for such lost, stolen or destroyed certificate, certificates representing Exchangeable Shares or RVI Common Stock (together with any dividends or distributions with respect thereto pursuant to Section 4.2) deliverable in respect thereof as determined in accordance with Section 2.1. When seeking such certificate and payment in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing Exchangeable Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to RVI Sub, RVI and the Transfer Agent, as the case may be, in such sum as RVI Sub may direct or otherwise indemnify RVI Sub, RVI and the Transfer Agent in a manner satisfactory to RVI Sub, RVI and the Transfer Agent against any claim that may be made against RVI Sub, RVI or the Transfer Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

    Extinguishment of Rights

  Any certificate which immediately prior to the Effective Time represented outstanding API Common Shares which were exchanged pursuant to Section 2.1 and has not been deposited, with all other instruments required by Section 4.1, on or prior to the tenth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a Shareholder or a holder of Exchangeable Shares or shares of RVI Common Stock. On such date, the Exchangeable Shares (and any dividends or distributions with respect thereto) to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled (or, if the Automatic Redemption Date has occurred, the resulting shares of RVI Common Stock) shall be deemed to have been surrendered to RVI Sub (or, in the event that the Automatic Redemption Date has occurred, RVI), together with all entitlements to dividends, distributions, cash and interest thereon held for such former registered holder, for no consideration and such shares shall thereupon be cancelled and the name of the former registered holder shall be removed from the register of holders of such shares.

  Amendment

      Plan of Arrangement Amendment

  API reserves the right to amend, modify and/or supplement this Plan of Arrangement from time to time at any time prior to the Effective Time provided that any such amendment, modification or supplement must be contained in a written document that is (a) agreed to by RVI and RVI Sub, (b) filed with the Court and, if made following the Meeting, approved by the Court and (c) communicated to Shareholders and Optionholders in the manner required by the Court (if so required).

  Any amendment, modification or supplement to this Plan of Arrangement may be proposed by API at any time prior to or at the Meeting (provided that RVI and RVI Sub shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

  Any amendment, modification or supplement to this Plan of Arrangement which is approved by the Court following the Meeting shall be effective only (a) if it is consented to by API, (b) if it is consented to by RVI and RVI Sub and (c) if required by the Court or applicable law, it is consented to by the Shareholders, Optionholders or the holders of Exchangeable Shares, as the case may be.

  exhibit "B"
  SHARE CAPITAL AND OTHER PROVISIONS
  TO BE INCLUDED IN THE ARTICLES OF INCORPORATION OF RVI SUB

  SHARE CAPITAL

  PROVISIONS ATTACHING TO THE COMMON SHARES

  The common shares ("Common Shares") in the capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

  Dividends

  Subject to the prior rights of the Exchangeable Shares and any other shares ranking prior to the Common Shares, holders of Common Shares have a right to receive dividends when declared by the Board of Directors out of property of the Corporation legally available therefor.

  Liquidation

  Subject to the prior rights of the Exchangeable Shares and any other shares ranking prior to the Common Shares, the holders of Common Shares shall, upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation for the purpose of winding-up its affairs, be entitled to receive the remaining property and assets of the Corporation.

  Voting

  The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders (other than separate meetings of other classes or series of shares), and shall be entitled to one vote for each Common Share held.

  PROVISIONS ATTACHING TO THE EXCHANGEABLE SHARES

  The Exchangeable Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions:

  Interpretation

      For the purposes of these rights, privileges, restrictions and conditions:

      "Act" means the Business Corporations Act (Ontario), as amended, consolidated or re-enacted from time to time.

      "Aggregate Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of RVI Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of Exchangeable Shares then issued and outstanding and held by holders (other than RVI and its Subsidiaries) multiplied by (ii) the number of votes to which a holder of one share of RVI Common Stock is entitled with respect to such matter, proposition or question.

      "API" means API Electronics Group Corp., a corporation organized and existing under the Act.

      "Automatic Redemption Date" means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be the first to occur of (a) the date, if any, selected pursuant to this clause (a) by the Board of Directors of the Corporation, such date to be no earlier than the tenth anniversary of the Effective Date, (b) the date selected by the Board of Directors of the Corporation (such date to be no earlier than the third anniversary of the Effective Date of the Arrangement) at a time when less than 10% of the number of Exchangeable Shares issuable on the Effective Date (other than Exchangeable Shares held by RVI and its Subsidiaries, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issuance or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into or carrying rights to acquire Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction involving or affecting the Exchangeable Shares), are outstanding, (c) the Business Day prior to the record date for any meeting or vote of the shareholders of the Corporation to consider any matter on which the holders of Exchangeable Shares would be entitled to vote as shareholders of the Corporation, but excluding any meeting or vote as described in clause (d) below, or (d) the Business Day following the day on which the holders of Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, if and to the extent such action is required, to approve or disapprove, as applicable, any change to, or in the rights of the holders of, Exchangeable Shares, if the approval or disapproval, as applicable, of such change would be required to maintain the economic and legal equivalence of the Exchangeable Shares and the RVI Common Stock.

      "Board of Directors" means the board of directors of the Corporation and any committee thereof acting within its authority.

      "Business Day" means any day other than a Saturday, a Sunday or a day when banks are not open for business in Toronto, Ontario.

      "Common Shares" means the common shares in the capital of the Corporation.

      "Corporation" means RVI Sub, Inc., a corporation organized and existing under the Act and includes any successor corporation.

      "Current Market Price" means, in respect of a share of RVI Common Stock on any date, the average of the closing sale prices per share (computed and rounded to the third decimal point) of shares of RVI Common Stock during the period of 20 consecutive trading days ending not more than five trading days before such date on the OTC Bulletin Board ("OTCBB"), or, if RVI Common Stock is not then traded on the OTCBB, on such other principal U.S. stock exchange or automated quotation system on which the RVI Common Stock is then listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if, in the opinion of the Board of Directors the public distribution or trading activity of RVI Common Stock during such period does not create a market which reflects the fair market value of a share of RVI Common Stock, then the Current Market Price of a share of RVI Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further than any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

      "Effective Date" has the meaning ascribed thereto in the Plan of Arrangement.

      "Exchange Put Date" has the meaning provided in Section 8.2.

      "Exchange Put Right" has the meaning provided in Section 8.1.

      "Exchangeable Share Consideration" means, with respect to each Exchangeable Share, for any acquisition of or redemption of or distribution of assets of the Corporation in respect of or purchase pursuant to these share provisions, the Plan of Arrangement, the Support Agreement or the Voting and Exchange Trust Agreement:

        the Current Market Price of one share of RVI Common Stock deliverable in connection with such action;

        a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of all declared, payable and unpaid, and all undeclared but payable, cash dividends deliverable in connection with such action; and

        such stock or other property constituting any declared and unpaid, and all undeclared but payable, non-cash dividends deliverable in connection with such action,

        provided that (i) that part of the consideration which represents (a) above, shall be fully paid and satisfied by the delivery of one share of RVI Common Stock, such share to be duly issued as a fully paid and non-assessable share, (ii) that part of the consideration which represents (c), above, shall be fully paid and satisfied by delivery of such non-cash items, and (iii) any such consideration shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest less any tax required to be deducted and withheld therefrom and without interest.

        "Exchangeable Share Price" means, for each Exchangeable Share, an amount equal to the aggregate of:

        the Current Market Price of a share of RVI Common Stock; plus an additional amount equal to the full amount of all cash dividends declared, payable and unpaid, on such Exchangeable Share; plus an additional amount equal to all dividends declared and payable on RVI Common Stock which have not been declared on Exchangeable Shares in accordance herewith; plus an additional amount representing non-cash dividends declared, payable and unpaid, on such Exchangeable Share.

  "Exchangeable Shares" means the Exchangeable Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

  "Liquidation Amount" has the meaning provided in Section 5.1.

  "Liquidation Call Right" has the meaning provided in the Articles of Incorporation of the Corporation.

  "Liquidation Call Purchase Price" has the meaning provided in the Articles of Incorporation of the Corporation.

  "Liquidation Date" has the meaning provided in Section 5.1.

  "Plan of Arrangement" means the plan of arrangement involving and affecting API, RVI, the Corporation and the holders of common shares and options of API under section 182 of the Act contemplated in the Combination Agreement by and among RVI and API, dated effective as of May 5, 2006, as further amended and restated from time to time.

  "Purchase Price" has the meaning provided in Section 6.3.

  "Redemption Call Purchase Price" has the meaning provided in the Articles of Incorporation of the Corporation.

  "Redemption Call Right" has the meaning provided in the Articles of Incorporation of the Corporation.

  "Redemption Price" has the meaning provided in Section 7.1.

  "Retracted Shares" has the meaning provided in subsection 6.1 (a).

  "Retraction Call Right" has the meaning provided in subsection 6.1 (c).

  "Retraction Date" has the meaning provided in subsection 6.1 (b).

  "Retraction Price" has the meaning provided in Section 6.1.

  "Retraction Request" has the meaning provided in Section 6.1.

  "RVI" means API Nanotronics Corp., formerly known as Rubincon Ventures Inc., a corporation organized and existing under the laws of the State of Delaware and includes any successor corporation or any corporation in which the holders of RVI Common Stock hold securities resulting from the application of Section 2.7 of the Support Agreement;

  "RVI Call Notice" has the meaning provided in Section 6.3.

  "RVI Common Stock" means the shares of common stock of RVI, with a par value of U.S. $0.001 per share, having voting rights of one vote per share, and any other securities resulting from the application of Section 2.7 of the Support Agreement.

  "RVI Dividend Declaration Date" means the date on which the board of directors of RVI declares any dividend on the RVI Common Stock.

  "RVI Holdco" has the meaning provided in the Voting and Exchange Trust Agreement.

  "RVI Special Share" means the one share of Special Voting Stock of RVI, with a par value of U.S. $0.01, and having voting rights at meetings of holders of RVI Common Stock equal to the Aggregate Equivalent Voting Amount.

  "Subsidiary", in relation to any person, means any body corporate, partnership, joint venture, association or other entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by such person.

  "Support Agreement" means the Support Agreement between RVI and the Corporation, made as of the Effective Date.

  "Transfer Agent" means the duly appointed transfer agent for the time being of the Exchangeable Shares, and, if there is more than one such transfer agent, then the principal Canadian transfer agent.

  "Trustee" means the Trustee appointed under the Voting and Exchange Trust Agreement, and any successor trustee.

  "Voting and Exchange Trust Agreement" means the Voting and Exchange Trust Agreement among the Corporation, RVI and the Trustee, made as of the Effective Date.

  Ranking of Exchangeable Shares

      The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

  Dividends

      A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each RVI Dividend Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the RVI Common Stock, in an amount in cash for each Exchangeable Share equal to the cash dividend declared on each share of RVI Common Stock, (b) in the case of a stock dividend declared on the RVI Common Stock to be paid in RVI Common Stock, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of RVI Common Stock to be paid on each share of RVI Common Stock, (c) in the case of a dividend declared on the RVI Common Stock in property other than cash or securities of RVI, in such type and amount of property for each Exchangeable Share as is the same as the type and amount of property declared as a dividend on each share of RVI Common Stock or (d) in the case of a dividend declared on the RVI Common Stock to be paid in securities of RVI other than RVI Common Stock, in such number of either such securities or economically equivalent securities of the Corporation, as the Board of Directors determines, for each Exchangeable Share as is equal to the number of securities of RVI to be paid on each share of RVI Common Stock. Such dividends (less any tax required to be deducted and withheld from such dividends) shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation.

      Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by subsection 3.1 (a) hereof and the sending of such a cheque to each holder of an Exchangeable Share (less any tax required to be deducted and withheld from such dividends paid or credited by the Corporation) shall satisfy the cash dividends represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by subsections 3.1 (b) or (d) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby or dividend payable in other securities represented thereby. Such other type and amount of property in respect of any dividends contemplated by subsection 3.1 (c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. In all cases, any such dividends shall be subject to any reduction or adjustment for tax required to be deducted and withheld from such dividends, and the Corporation shall be entitled to liquidate some of the property which would otherwise be deliverable in payment of such dividends to a particular holder of Exchangeable Shares to fund any statutory withholding obligation. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend which is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or which otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

      The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the RVI Common Stock.

      If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends which remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

      Except as provided in this Article 3, the holders of Exchangeable Shares shall not be entitled to receive dividends in respect thereof.

  Certain Restrictions

      So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Article 10 of these share provisions:

        pay any dividends on the Common Shares, or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in any such other shares ranking junior to the Exchangeable Shares;

        redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution;

        redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect of the payment of dividends or on any liquidation distribution; or

        amend the articles or by-laws of the Corporation, in either case in any manner that would affect the rights or privileges of the holders of the Exchangeable Shares.

  The restrictions in subsections 4.1 (a), 4.1 (b) and 4.1 (c) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared with a record date on or following the effective date of the Plan of Arrangement on the RVI Common Stock shall have been declared on the Exchangeable Shares and paid in full. Nothing herein shall be interpreted to restrict the Corporation from issuing additional Common Shares or Exchangeable Shares.

  Distribution on Liquidation

      In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, provided that neither RVI nor RVI Holdco shall have exercised the Liquidation Call Right, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution or winding-up (the "Liquidation Date"), before any distribution of any part of the assets of the Corporation to the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Amount") in accordance with Section 5.2. In connection with payment of the Liquidation Amount, the Corporation shall be entitled to liquidate some of the RVI Common Stock which would otherwise be deliverable as Exchangeable Share Consideration to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

      Within 10 Business Days after the Liquidation Date, and subject to the exercise by RVI or RVI Holdco of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule A hereto or by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule A hereto or by notice to the holders of Exchangeable Shares, on behalf of the Corporation of the Exchangeable Share Consideration representing the total Liquidation Amount. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the Exchangeable Share Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the RVI Common Stock delivered to them. Notwithstanding the foregoing, until such payment or deposit of such Exchangeable Share Consideration, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

      After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

      If RVI or RVI Holdco exercises the Liquidation Call Right, each holder of Exchangeable Shares shall be obligated to sell the Exchangeable Shares held by such holder to RVI or RVI Holdco, as the case may be, on the Liquidation Date on payment to such holder by RVI or RVI Holdco, as the case may be, of the Exchangeable Share Consideration representing the Liquidation Call Purchase Price for each Exchangeable Share.

  Retraction of Exchangeable Shares By Holder

      A holder of Exchangeable Shares shall be entitled at any time, subject to applicable law and the exercise by RVI or RVI Holdco of the Retraction Call Right (which, if exercised by RVI or RVI Holdco, shall be binding on the holder of Exchangeable Shares) and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the "Retraction Price") which as set forth in Section 6.4, shall be fully paid and satisfied by the delivery by or on behalf of the Corporation of the Exchangeable Share Consideration representing such holder's Retraction Price. In connection with payment of the Retraction Price, the Corporation shall be entitled to liquidate some of the RVI Common Stock that would otherwise be deliverable as Exchangeable Share Consideration to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule A hereto or by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule "A" hereto or in such other form as may be acceptable to the Corporation:

        specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

        stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than five Business Days nor more than 10 Business Days after the date on which the Retraction Request is received by the Transfer Agent as agent for the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Transfer Agent; and

        acknowledging the overriding right (the "Retraction Call Right") of RVI or RVI Holdco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

      Subject to the exercise by RVI or RVI Holdco of the Retraction Call Right, upon receipt by the Transfer Agent in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.6, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares in accordance with Section 6.4 hereof. If only a part of the Exchangeable Shares represented by any certificate are redeemed or purchased by RVI or RVI Holdco pursuant to the Retraction Call Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

      Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify RVI and RVI Holdco thereof. In order to exercise the Retraction Call Right, RVI or RVI Holdco must notify the Corporation in writing of its determination to do so (the "RVI Call Notice") within two Business Days of such notification. If RVI or RVI Holdco does not so notify the Corporation within such two Business Days, the Corporation will notify the holder as soon as possible thereafter that neither RVI nor RVI Holdco will exercise the Retraction Call Right. If RVI or RVI Holdco delivers the RVI Call Notice within such two Business Days, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.6 hereof, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to RVI or RVI Holdco, as the case may be, in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and RVI or RVI Holdco, as the case may be, shall purchase from such holder and such holder shall sell to RVI or RVI Holdco, as the case may be, on the Retraction Date the Retracted Shares for a purchase price per share (the "Purchase Price") equal to the Retraction Price, which as set forth in Section 6.4 hereof, shall be fully paid and satisfied by the delivery by or on behalf of RVI or RVI Holdco, as the case may be, of the Exchangeable Share Consideration representing such holder's Purchase Price. For the purposes of completing a purchase pursuant to the Retraction Call Right, RVI or RVI Holdco, as the case may be, shall deposit with the Transfer Agent, on or before the Retraction Date, the Exchangeable Share Consideration representing the total Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that RVI or RVI Holdco, as the case may be, does not deliver a RVI Call Notice within two Business Days or otherwise comply with these Exchangeable Share provisions in respect thereto, and provided that Retraction Request is not revoked by the holder in the manner specified in Section 6.6 hereof, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

      Subject to receipt by the Corporation of a Retraction Request, the Corporation, RVI or RVI Holdco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule A hereto or by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, and such delivery of such Exchangeable Share Consideration to the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, except as to any cheque included therein which is not paid on due presentation.

      On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive such holder's proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by RVI or RVI Holdco shall thereafter be considered and deemed for all purposes to be a holder of the RVI Common Stock delivered to it. Notwithstanding the foregoing, until such payment of such Exchangeable Share Consideration to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

      Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that neither RVI nor RVI Holdco shall have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.6 hereof, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 hereof as a result of liquidity or solvency requirements or applicable law shall be deemed by giving the Retraction Request to require RVI or RVI Holdco, as the case may be, to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by RVI or RVI Holdco, as the case may be, to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement, and RVI shall make such purchase.

      A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to RVI or RVI Holdco, as the case may be, shall be deemed to have been revoked.

  Redemption Of Exchangeable Shares By The Corporation

      Subject to applicable law, and if neither RVI or RVI Holdco exercises the Redemption Call Right (which, if exercised, shall be binding on the holders of Exchangeable Shares), the Corporation shall on the Automatic Redemption Date redeem the whole of the then outstanding Exchangeable Shares for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "Redemption Price") which, as set forth in Section 7.3 hereof, shall be fully paid and satisfied by the delivery by or on behalf of the Corporation of the Exchangeable Share Consideration representing the total Redemption Price. In connection with payment of the Exchangeable Share Consideration representing the Redemption Price, the Corporation shall be entitled to liquidate some of the RVI Common Stock which would otherwise be deliverable as Exchangeable Share Consideration to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

      In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation, or the Transfer Agent on behalf of the Corporation, shall, at least 45 days before an Automatic Redemption Date or before a possible Automatic Redemption Date which may result from a failure of the holders of Exchangeable Shares to take necessary action as described in clause (d) of the definition of Automatic Redemption Date send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption or possible redemption by the Corporation or the purchase by RVI or RVI Holdco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. Such notice shall set out the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Automatic Redemption Date and, if applicable, particulars of the Redemption Call Right. In the case of any notice given in connection with a possible Automatic Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

      On or after the Automatic Redemption Date, and subject to the exercise by RVI or RVI Holdco of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Exchangeable Share Consideration representing the Redemption Price for each such Exchangeable Share upon presentation and surrender at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation, of the Exchangeable Share Consideration representing the total Redemption Price. On and after the Automatic Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the Exchangeable Share Consideration representing the total Redemption Price, unless payment of the Exchangeable Share Consideration representing the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Exchangeable Share Consideration representing the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the Exchangeable Share Consideration with respect to the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the Exchangeable Share Consideration representing the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the RVI Common Stock delivered to them. Notwithstanding the foregoing, until such payment or deposit of such Exchangeable Share Consideration is made, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

      If RVI or RVI Holdco exercises the Redemption Call Right, each holder of Exchangeable Shares shall be obligated to sell all the Exchangeable Shares held by such holder to RVI or RVI Holdco, as the case may be, on the Automatic Redemption Date against payment to such holder by RVI of the Exchangeable Share Consideration representing the Redemption Call Purchase Price for each such share.

  Exchange Put Right

      Upon and subject to the terms and conditions contained in these share provisions and the Voting and Exchange Trust Agreement:

        a holder of Exchangeable Shares shall have the right (the "Exchange Put Right") at any time to require RVI to purchase all or any part of the Exchangeable Shares of the holder, provided that, upon the exercise of such right, RVI may, at its option, cause RVI Holdco to purchase such shares; and

        upon the exercise by the holder of the Exchange Put Right the holder shall be required to sell to RVI or RVI Holdco, as the case may be, and RVI shall be required to purchase, or cause RVI Holdco to purchase, from the holder, that number of Exchangeable Shares in respect of which the Exchange Put Right is exercised, in consideration of the payment by RVI or RVI Holdco, as the case may be, of the Exchangeable Share Price applicable thereto (which shall be the Exchangeable Share Price applicable on the last Business Day prior to receipt of notice required under Section 8.2 hereof) and delivery by or on behalf of RVI or RVI Holdco, as the case may be, of the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price. In connection with payment of the Exchangeable Share Consideration, the Corporation shall be entitled to liquidate some of the RVI Common Stock which would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

      The Exchange Put Right provided in Section 8.1 hereof and in Article 5 of the Voting and Exchange Trust Agreement may be exercised at any time by notice in writing given by the holder to and received by the Trustee (the date of such receipt, the "Exchange Put Date") and accompanied by presentation and surrender of the certificates representing such Exchangeable Shares, together with such documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Trustee may reasonably require, at the principal transfer offices in Toronto, Ontario of the Trustee, or at such other office or offices of the Trustee or of other persons designated by the Trustee for that purpose as may from time to time be maintained by the Trustee for that purpose. Such notice may be (i) in the form of the panel, if any, on the certificates representing Exchangeable Shares, (ii) in the form of the notice and election contained in any letter of transmittal distributed or made available by the Corporation for that purpose, or (iii) in other form satisfactory to the Trustee (or such other persons aforesaid), shall stipulate the number of Exchangeable Shares in respect of which the right is exercised (which may not exceed the number of shares represented by certificates surrendered to the Trustee), shall be irrevocable unless the exchange is not completed in accordance herewith and with the Voting and Exchange Trust Agreement and shall constitute the holder's authorization to the Trustee (and such other persons aforesaid) to effect the exchange on behalf of the holder.

      The completion of the sale and purchase referred to in Section 8.1 hereof shall be required to occur, and RVI shall be required to take all actions on its part necessary to permit it to occur, not later than the close of business on the third Business Day following the Exchange Put Date.

      The surrender by the holder of Exchangeable Shares under Section 8.2 hereof shall constitute the representation, warranty and covenant of the holder that the Exchangeable Shares so surrendered are sold free and clear of any lien, encumbrance, security interest or adverse claim or interest.

      If a part only of the Exchangeable Shares represented by any certificate are to be sold and purchased pursuant to the exercise of the Exchange Put Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

      Upon receipt by the Trustee of the notice, certificates and other documents or instruments required by Section 8.2, the Trustee shall deliver or cause to be delivered, on behalf of RVI or RVI Holdco, as the case may be, and subject to receipt by the Trustee from RVI or RVI Holdco, as the case may be, of the applicable Exchangeable Share Consideration, to the relevant holder at the address of the holder specified in the notice or by holding for pick-up by the holder at any office of the Trustee (or other persons aforesaid) maintained for that purpose, the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price, within the time stipulated in Section 8.3 hereof. Delivery by RVI or RVI Holdco, as the case may be, to the Trustee of such Exchangeable Share Consideration shall be deemed to be payment of and shall satisfy and discharge all liability for the total applicable Exchangeable Share Price, except as to any cheque included therein which is not paid on due presentation.

      On and after the close of business on the Exchange Put Date, the holder of the Exchangeable Shares in respect of which the Exchange Put Right is exercised shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total applicable Exchangeable Share Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Exchangeable Share Consideration shall not be made, in which case the rights of such holder shall remain unaffected until such payment has been made. On and after the close of business on the Exchange Put Date provided that presentation and surrender of certificates and payment of the Exchangeable Share Consideration has been made in accordance with the foregoing provisions, the holder of the Exchangeable Shares so purchased by RVI or RVI Holdco, as the case may be, shall thereafter be considered and deemed for all purposes to be a holder of the RVI Common Stock delivered to it. Notwithstanding the foregoing, until payment of the Exchangeable Share Consideration to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

  Voting Rights

      Except as required by applicable law and the provisions hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

  Amendment and Approval

      The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but, except as hereinafter provided, only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

      Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than 66 2/3% of the votes cast on such resolution by persons represented in person or by proxy at a meeting of holders of Exchangeable Shares (excluding Exchangeable Shares beneficially owned by RVI or its Subsidiaries) duly called and held at which the holders of at least 20% of the outstanding Exchangeable Shares at that time are present or represented by proxy. If at any such meeting the holders of at least 20% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting, the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast on such resolution by persons represented in person or by proxy at such meeting (excluding Exchangeable Shares beneficially owned by RVI or its Subsidiaries) shall constitute the approval or consent of the holders of the Exchangeable Shares. For the purposes of this Section, any spoiled votes, illegible votes, defective votes and abstinences shall be deemed to be votes not cast.

  Reciprocal Changes, Etc. in Respect of RVI Common Stock

      (a) Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that RVI will not:

          issue or distribute shares of RVI Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of RVI Common Stock) to the holders of all or substantially all of the then outstanding shares of RVI Common Stock by way of stock dividend or other distribution; or

          issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of RVI Common Stock entitling them to subscribe for or to purchase shares of RVI Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of RVI Common Stock); or

          issue or distribute to the holders of all or substantially all of the then outstanding shares of RVI Common Stock (A) shares or securities of RVI of any class other than RVI Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of RVI Common Stock), (B) rights, options or warrants other than those referred to in subsection 11.1 (a) (ii) above, (C) evidences of indebtedness of RVI or (D) assets of RVI;

          unless

          one or both of RVI and the Corporation is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets to the holders of the Exchangeable Shares; and

          one or both of RVI and the Corporation shall issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to the holders of the Exchangeable Shares.

        Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that RVI will not:

          subdivide, redivide or change the then outstanding shares of RVI Common Stock into a greater number of shares of RVI Common Stock; or

          reduce, combine or consolidate or change the then outstanding shares of RVI Common Stock into a lesser number of shares of RVI Common Stock; or

          reclassify or otherwise change the shares of RVI Common Stock or effect an amalgamation, merger, reorganization or other transaction involving or affecting the shares of RVI Common Stock;

          unless

          the Corporation is permitted under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of the holders of, the Exchangeable Shares; and

          the same or an economically equivalent change is simultaneously made to, or in the rights of the holders of, the Exchangeable Shares.

  The Support Agreement further provides, in part, that, with the exception of certain ministerial amendments, the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Article 10 of these share provisions.

  Actions By the Corporation Under Support Agreement

      The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by RVI with all provisions of the Support Agreement, the Voting Trust and Exchange Agreement and RVI's Certificate of Incorporation applicable to the Corporation and RVI, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant thereto.

      The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement, the Voting Trust and Exchange Agreement or RVI's Certificate of Incorporation without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 hereof other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purpose of:

        adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares; or

        making such provisions or modifications not inconsistent with such agreement or certificate as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

        making such changes in or corrections to such agreement or certificate which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

  Legend

      The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Articles of the Corporation relating to the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights and exchange provisions thereunder).

  Miscellaneous

      Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

      Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction, redemption or exchange of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to such office of the Transfer Agent as may be specified by the Corporation, addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Transfer Agent, and the method of any such presentation and surrender of certificates shall be at the sole risk of the holder.

      Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last address of such holder known to the Corporation. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be or intended to be taken by the Corporation.

      For greater certainty, the Corporation shall not be required for any purpose under these share provisions to recognize or take account of persons who are not so recorded in such securities register.

      All Exchangeable Shares acquired by the Corporation upon the redemption or retraction thereof shall be cancelled.

      For greater certainty, any payments to the holders of Exchangeable Shares shall be net of applicable taxes, if any, and the payor shall not be obliged to gross up or increase the amount of such payment which would otherwise be made to take into account such taxes. Any such taxes which have been withheld or deducted by the payor thereof shall be remitted to the applicable tax authority within the time required for such remittance.

  SCHEDULE "A"
  RETRACTION REQUEST

  To: RVI Sub, Inc. (the "Corporation")

  And To: API Nanotronics Corp., formerly known as Rubincon Ventures Inc.("RVI")

  And To: ("RVI Holdco")

  This request is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the Exchangeable Shares of the Corporation and all capitalized words and expressions used in this request which are defined in the Share Provisions have the meaning attributed to such words and expressions in such Share Provisions.

  The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned requests the Corporation to redeem in accordance with Article 6 of the Share Provisions:

  [__]: all share(s) represented by the accompanying certificate(s); or

  [__]: __________ share(s) only.

  The undersigned hereby notifies the Corporation that the Retraction Date shall be _____________________.

  NOTE: The Retraction Date must be a Business Day and must not be less than five Business Days nor more than 10 Business Days after the date upon which this notice and the accompanying shares are received at any office of the Transfer Agent as may be specified in this Retraction Request or as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. In the event that no such Business Day is correctly specified above, the Retraction Date shall be deemed to be the tenth Business Day after the date on which this request is received by the Corporation.

  The undersigned acknowledges the Retraction Call Right of RVI and RVI Holdco (as defined in the Share Provisions) to purchase all but not less than all the Retracted Shares from the undersigned and that this request shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to RVI or RVI Holdco, as the case may be, in accordance with the Retraction Call Right on the Retraction Date for the Retraction Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. If neither RVI or RVI Holdco, as the case may be, determines to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This retraction request, and offer to sell the Retracted Shares to RVI or RVI Holdco, as the case may be, may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Date immediately preceding the Retraction Date.

  The undersigned acknowledges that if, as a result of liquidity or solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require RVI to purchase, or cause RVI Holdco to purchase, the unredeemed Retracted Shares.

  The undersigned hereby represents and warrants to the Corporation and RVI that the undersigned has good title to, and owns, the share(s) represented by the accompanying certificate free and clear of all liens, claims, encumbrances, security interests and adverse claims or interests.

  ________________ _______________________ ___________________________

  (Date) (Signature of Shareholder) (Guarantee of Signature)

  [__] Please check box if the legal or beneficial owner of the Retracted Shares is a non-resident of Canada.

  [__] Please check box if the securities and any cheque(s) or other non-cash assets resulting from the retraction of the Retracted Shares are to be held for pick-up by the shareholder at the principal transfer offices of Equity Transfer Services Inc. (the "Transfer Agent") in Toronto, Ontario, failing which the securities and any cheque(s) or other non-cash assets will be delivered to the shareholder in accordance with the share provisions.

  NOTE: This panel must be completed and the accompanying share certificate(s), together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent at its principal transfer offices in Toronto, Ontario. The securities and any cheque(s) or other non-cash assets resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, or transferred into, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities, cheque(s) and other non-cash assets resulting from such retraction or purchase will be delivered to the shareholder in accordance with the Share Provisions.

  ____________________________________ ______________________________

  Name of Person in Whose Name Securities Date

  or Cheque(s) or Other Non-cash Assets Are

  To Be Registered, Issued or Delivered

  (please print)

  _________________________________________ ______________________________

  Street Address or P.O. Box Signature of Shareholder

  _________________________________________ ______________________________

  City, Province Signature Guaranteed by

  NOTE: If this retraction request is for less than all of the share(s) represented by the accompanying certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation or its lawful transferee.

  EXHIBIT "c"
  FORM OF SUPPORT AGREEMENT

  THIS SUPPORT AGREEMENT is entered into as of • , 2006, between API Nanotronics Corp., formerly known as Rubincon Ventures Inc., a Delaware corporation ("RVI"), and RVI Sub, Inc., an Ontario corporation ("RVI Sub").

  RECITALS

  WHEREAS, pursuant to a Combination Agreement dated effective as of May 5, 2006, by and between RVI and API Electronics Group Corp. ("API") (such agreement, as it may be amended or restated, is hereinafter referred to as the "Combination Agreement"), the parties agreed that on the Effective Date (as defined in the Combination Agreement), RVI and RVI Sub would execute and deliver a Support Agreement containing the terms and conditions set forth in Exhibit C to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably;

  AND WHEREAS, pursuant to an arrangement (the "Arrangement") effected by Articles of Arrangement dated ● , 2006 filed pursuant to the Business Corporations Act (Ontario) (or any successor or other corporate statute by which API may in the future be governed) (the "Act") each issued and outstanding common share of API (an "API Common Share") was exchanged either for ten (10) Exchangeable Shares of RVI Sub (the "Exchangeable Shares") or at the option of the holder of such API Common Share, ten (10) common shares of RVI ("RVI Common Stock");

  AND WHEREAS, the Articles of Incorporation of RVI Sub set forth the rights, privileges, restrictions and conditions (collectively, the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

  AND WHEREAS, the parties hereto desire to make appropriate provision and to establish a procedure whereby RVI will take certain actions and make certain payments and deliveries necessary to ensure that RVI Sub will be able to make certain payments and to deliver or cause to be delivered shares of RVI Common Stock in satisfaction of the obligations of RVI Sub under the Exchangeable Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Exchangeable Share Provisions;

  NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

  Definitions and Interpretation

      Defined Terms

      Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning attributed thereto in the Exchangeable Share Provisions, unless the context requires otherwise.

      Interpretation Not Affected by Headings, Etc.

      The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

      Number, Gender, Etc.

      Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

      Date for Any Action

  If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

  Covenants of RVI and RVI Sub

      Covenants of RVI Regarding Exchangeable Shares

      So long as any Exchangeable Shares are outstanding, RVI will:

        not declare or pay any dividend on RVI Common Stock unless (i) RVI Sub will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment in accordance with applicable law of an equivalent dividend on the Exchangeable Shares and (ii) subsection 2.1 (b) shall have been complied with in connection with such dividend;

        cause RVI Sub to declare simultaneously with the declaration of any dividend on RVI Common Stock an equivalent dividend on the Exchangeable Shares and, when such dividend is paid on RVI Common Stock, cause RVI Sub to pay simultaneously therewith such equivalent dividend on the Exchangeable Shares, in each case in accordance with the Exchangeable Share Provisions;

        advise RVI Sub sufficiently in advance of the declaration by RVI of any dividend on RVI Common Stock and take all such other actions as are necessary, in cooperation with RVI Sub, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on RVI Common Stock and that such dividend on the Exchangeable Shares will correspond with any requirement of the principal stock exchange on which the Exchangeable Shares are listed, if any;

        ensure that the record date for any dividend declared on RVI Common Stock is not less than ten Business Days after the declaration date for such dividend;

        take all such actions and do all such things as are necessary or desirable to enable and permit RVI Sub, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of RVI Sub or any other distribution of the assets of RVI Sub for the purpose of winding-up its affairs, including without limitation all such actions and all such things as are necessary or desirable to enable and permit RVI Sub to cause to be delivered shares of RVI Common Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Exchangeable Share Provisions;

        take all such actions and do all such things as are necessary or desirable to enable and permit RVI Sub, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit RVI Sub to cause to be delivered shares of RVI Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of Article 6 or Article 7 of the Exchangeable Share Provisions, as the case may be;

        not exercise its vote as a direct or indirect shareholder to initiate the voluntary liquidation, dissolution or winding-up of RVI Sub nor take any action that, or omit to take any action the omission of which is designed to result in the liquidation, dissolution or winding-up of RVI Sub or (ii) would result in a meeting or vote of the shareholders of RVI Sub to consider any matter on which the holders of Exchangeable Shares would be entitled to vote as shareholders of RVI Sub, other than a meeting as described in clause (d) of the definition of "Automatic Redemption Date" in the Exchangeable Share Provisions; and

        use its best efforts to take all such actions and do all such things as are necessary to ensure that there is no meeting or vote of the shareholders of RVI Sub to consider any matter on which the holders of Exchangeable Shares would be entitled to vote as shareholders of RVI Sub, other than a meeting as described in clause (d) of the definition of "Automatic Redemption Date" in the Exchangeable Share Provisions.

      Segregation of Funds

      RVI will cause RVI Sub to deposit a sufficient amount of funds in a separate account and segregate a sufficient amount of such assets and other property as is necessary to enable RVI Sub to pay or otherwise satisfy the applicable dividends, Liquidation Amount, Retraction Price or Redemption Price, in each case for the benefit of holders from time to time of the Exchangeable Shares, and RVI Sub will use such funds, assets and other property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable, net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.

      Reservation of Shares of RVI Common Stock

      RVI hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of RVI Common Stock (or other shares or securities into which RVI Common Stock may be reclassified or changed as contemplated by section 2.7 hereof) (i) as is equal to the sum of (A) the number of Exchangeable Shares issued and outstanding from time to time and (B) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (ii) as are now and may hereafter be required to enable and permit RVI Sub to meet its obligations hereunder, under the Voting and Exchange Trust Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Arrangement with respect to which RVI may now or hereafter be required to issue shares of RVI Common Stock.

      Notification of Certain Events

      In order to assist RVI to comply with its obligations hereunder, RVI Sub will give RVI notice of each of the following events at the time set forth below:

        immediately, in the event of any determination by the Board of Directors of RVI Sub to take any action which would require a vote of the holders of Exchangeable Shares for approval;

        immediately, upon the earlier of (i) receipt by RVI Sub of notice of, and (ii) RVI Sub otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of RVI Sub or to effect any other distribution of the assets of RVI Sub among its shareholders for the purpose of winding-up its affairs;

        immediately, upon receipt by RVI Sub of a Retraction Request (as defined in the Exchangeable Share Provisions);

        at least 45 days prior to any Automatic Redemption Date determined by the Board of Directors of RVI Sub in accordance with clause (b) of the definition of Automatic Redemption Date in the Exchangeable Share Provisions;

        as soon as practicable upon the issuance by RVI Sub of any Exchangeable Shares or rights to acquire Exchangeable Shares; and

        in the event of any determination by the Board of Directors of RVI Sub to institute voluntary liquidation, dissolution or winding-up proceedings with respect to RVI Sub or to effect any other distribution of the assets of RVI Sub among its shareholders for the purpose of winding-up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution.

      Delivery of Shares of RVI Common Stock

      In furtherance of its obligations hereunder, upon notice of any event which requires RVI Sub to cause to be delivered shares of RVI Common Stock to any holder of Exchangeable Shares, RVI shall forthwith issue and deliver the requisite shares of RVI Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares, as RVI Sub shall direct. All such shares of RVI Common Stock shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest.

      Qualification of Shares of RVI Common Stock

      RVI covenants that if any shares of RVI Common Stock (or other shares or securities into which RVI Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be issued and delivered hereunder (including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights (all as defined in the Voting and Exchange Trust Agreement)) require registration or qualification with or approval of or the filing of any document including any prospectus or similar document, the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority, or the fulfillment of any other legal requirement (collectively, the "Applicable Laws") before such shares (or other shares or securities into which RVI Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) may be issued and delivered by RVI to the initial holder thereof (other than RVI Sub) or in order that such shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of RVI for purposes of Canadian federal or provincial securities law or an "affiliate" of RVI for purposes of United States federal or state securities law), RVI will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of RVI Common Stock (or other shares or securities into which RVI Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be and remain duly registered, qualified or approved. RVI represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of RVI Common Stock (or other shares or securities into which RVI Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be issued and delivered hereunder (including, for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights) to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of RVI for the purposes of Canadian federal and provincial securities law or an "affiliate" of RVI for purposes of United States federal or state securities law). RVI will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of RVI Common Stock (or other shares or securities into which RVI Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be delivered hereunder (including, for greater certainty, pursuant to Exchangeable Share Provisions, or pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights) to be listed, quoted, posted or eligible for trading on all stock exchanges and quotation systems on which such shares are listed, quoted, posted or eligible for trading at such time.

      Equivalence

        RVI will not:

          issue or distribute shares of RVI Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of RVI Common Stock) to the holders of all or substantially all of the then outstanding shares of RVI Common Stock by way of stock dividend or other distribution; or

          issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of RVI Common Stock entitling them to subscribe for or to purchase shares of RVI Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of RVI Common Stock); or

          issue or distribute to the holders of all or substantially all of the then outstanding shares of RVI Common Stock (A) shares or securities of RVI of any class other than RVI Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of RVI Common Stock), (B) rights, options or warrants other than those referred to in subsection 2.7 (a) (ii) above, (C) evidences of indebtedness of RVI or (D) assets of RVI;

          unless

          one or both of RVI and RVI Sub is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets to the holders of the Exchangeable Shares; and

          one or both of RVI and RVI Sub shall issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to the holders of the Exchangeable Shares.

        RVI will not:

          subdivide, redivide or change the then outstanding shares of RVI Common Stock into a greater number of shares of RVI Common Stock; or

          reduce, combine or consolidate or change the then outstanding shares of RVI Common Stock into a lesser number of shares of RVI Common Stock; or

          reclassify or otherwise change the shares of RVI Common Stock or effect an amalgamation, merger, reorganization or other transaction involving or affecting the shares of RVI Common Stock;

          unless

          RVI Sub is permitted under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of the holders of, the Exchangeable Shares; and

          the same or an economically equivalent change is simultaneously made to, or in the rights of the holders of, the Exchangeable Shares.

      RVI will ensure that the record date for any event referred to in section 2.7 (a) or 2.7 (b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 10 Business Days after the date on which such event is declared or announced by RVI (with simultaneous notice thereof to be given by RVI to RVI Sub).

      Tender Offers, Etc.

      In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to RVI Common Stock (an "Offer") is proposed by RVI or is proposed to RVI or its shareholders and is recommended by the Board of Directors of RVI, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of RVI, RVI shall, in good faith, take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an equivalent basis as the holders of shares of RVI Common Stock, without discrimination, including, without limiting the generality of the foregoing, RVI will use its good faith efforts expeditiously to (and shall, in the case of a transaction proposed by RVI or where RVI is a participant in the negotiation thereof) ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against RVI Sub (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

      Ownership of Outstanding Shares

      Without the prior approval of RVI Sub and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Exchangeable Share Provisions, RVI covenants and agrees in favor of RVI Sub that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than RVI or any of its subsidiaries, RVI, alone or together with any direct or indirect wholly-owned subsidiary of RVI, will be and remain the beneficial owner of all issued and outstanding securities of RVI Sub other than Exchangeable Shares. Notwithstanding the foregoing, RVI shall not be in violation of this Section if any person or group of persons acting jointly or in concert acquires RVI Common Stock pursuant to any merger of RVI pursuant to which RVI was not the surviving corporation.

      RVI Not to Vote Exchangeable Shares

      RVI covenants and agrees that it will appoint and cause to be appointed proxy holders with respect to all Exchangeable Shares held by RVI and its subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. RVI further covenants and agrees that it will not, and will cause its subsidiaries not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Act with respect to any Exchangeable Shares held by it or by its subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares.

      Due Performance

  On and after the Effective Date, RVI shall duly and timely perform all of its obligations provided for in connection with the Plan of Arrangement and the Articles of Incorporation of RVI Sub, including any obligations that may arise upon the exercise of RVI's rights under the Exchangeable Share Provisions.

  General

      Term

      This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any party other than RVI and any of its subsidiaries.

      Changes in Capital of RVI and RVI Sub

      Notwithstanding the provisions of section 3.4 hereof, at all times after the occurrence of any event effected pursuant to section 2.7 or 2.8 hereof, as a result of which either RVI Common Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which RVI Common Stock or the Exchangeable Shares or both are so changed, and the parties hereto shall as soon as possible execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

      Severability

      If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby and this agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

      Amendments, Modifications, Etc.

      This agreement may not be amended, modified or waived except by an agreement in writing executed by RVI Sub and RVI and approved by the holders of the Exchangeable Shares in accordance with Section 10.2 of the Exchangeable Share Provisions.

      Ministerial Amendments

      Notwithstanding the provisions of section 3.4, the parties to this agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

        adding to the covenants of either or both parties for the protection of the holders of the Exchangeable Shares;

        making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of RVI Sub and RVI, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

        making such changes or corrections which, on the advice of counsel to RVI Sub and RVI, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error; provided that the boards of directors of each of RVI Sub and RVI shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

      Meeting to Consider Amendments

      RVI Sub, at the request of RVI, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval of such shareholders. Any such meeting or meetings shall be called and held in accordance with the by-laws of RVI Sub, the Exchangeable Share Provisions and all Applicable Laws.

      Amendments Only in Writing

      No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by both of the parties hereto.

      Inurement

      This agreement shall be binding upon and inure to the benefit of the parties hereto and the holders, from time to time, of Exchangeable Shares and each of their respective heirs, successors and assigns.

      Notices to Parties

      All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

        if to RVI:

        API Nanotronics Corp.

        505 University Avenue

        Suite 1400

        Toronto, Ontario M5G 1X3

        Attention: Mr. Phillip DeZwirek

        Fax: (416) 593-4658

        if to RVI Sub to:

      RVI, Sub Inc.

      505 University Avenue

      Suite 1400

      Toronto, Ontario M5G 1X3

      Attention: Mr. Phillip DeZwirek

      Fax: (416) 593-4658

      Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof, unless such day is not a Business Day, in which case it shall be deemed to have been given and received upon the immediately following Business Day.

      Counterparts

      This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

      Jurisdiction

      This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

      Attornment

  RVI agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of the Province of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of such courts in any such action or proceeding, agrees to be bound by any judgment of such courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints RVI Sub at its registered office in the Province of Ontario as RVI's attorney for service of process.

  IN WITNESS WHEREOF, RVI and RVI Sub have caused this agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.

API NANOTRONICS CORP.
Per:
RVI SUB, INC.
Per:

  exhibit "D"
  FORM OF VOTING AND EXCHANGE TRUST AGREEMENT

  THIS VOTING AND EXCHANGE TRUST AGREEMENT is entered into as of ● , 2006, by and between API Nanotronics Corp., formerly known as Rubincon Ventures Inc., a Delaware corporation ("RVI"), RVI Sub, Inc., an Ontario corporation ("RVI Sub"), and Equity Transfer Services Inc. ("Trustee").

  WHEREAS, pursuant to a Combination Agreement dated effective as of ● , 2006 by and between RVI and API Electronics Group Corp. ("API") (such agreement as it may be amended or restated is hereinafter referred to as the "Combination Agreement"), the parties agreed that on the Effective Date (as defined in the Combination Agreement), RVI and RVI Sub would execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit D to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably.

  AND WHEREAS, pursuant to an arrangement (the "Arrangement") effected by a Articles of Arrangement dated ● , 2006 filed pursuant to the Business Corporations Act (Ontario) (or any successor or other corporate statute by which API may in the future be governed) (the "Act"), each issued and outstanding common share of API (an "API Common Share") was exchanged for Exchangeable Shares of RVI Sub (the "Exchangeable Shares"), or at the option of the shareholder, ten (10) shares of RVI Common Stock;

  AND WHEREAS, the Articles of Incorporation of RVI Sub set forth the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares (collectively, the "Exchangeable Share Provisions"), and a copy of such Articles of Incorporation is attached hereto as Exhibit A;

  AND WHEREAS, RVI is to provide voting rights in RVI to each holder (other than RVI and its Subsidiaries) from time to time of Exchangeable Shares, such voting rights per Exchangeable Share to be equivalent to the voting rights per share of RVI Common Stock;

  AND WHEREAS, RVI is to grant to and in favor of the holders (other than RVI and its subsidiaries) from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require RVI to purchase from each such holder all or any part of the Exchangeable Shares held by the holder;

  AND WHEREAS, the parties desire to make appropriate provision and to establish a procedure whereby voting rights in RVI shall be exercisable by holders (other than RVI and its subsidiaries) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to and a share certificate in respect of one share of RVI Special Voting Stock (the "RVI Special Voting Stock") to which voting rights attach for the benefit of such holders of Exchangeable Shares and whereby the rights to require RVI or, at the option of RVI, RVI Holdco, to purchase Exchangeable Shares from the holders thereof (other than RVI and its subsidiaries) shall be exercisable by such holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of such holders;

  AND WHEREAS, these recitals and any statements of fact in this agreement are made by RVI and RVI Sub and not by the Trustee;

  NOW THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

  Definitions and Interpretation

      Definitions

      In this agreement, the following terms shall have the following meanings:

      "Act" has the meaning in the recitals hereto;

      "Aggregate Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of RVI Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of shares of Exchangeable Shares issued and outstanding and held by Holders multiplied by (ii) the Equivalent Vote Amount.

      "API" has the meaning in the recitals hereto.

      "Arrangement" has the meaning provided in the recitals hereto.

      "Automatic Exchange Rights" means the benefit of the obligation of RVI to effect the automatic exchange of shares of RVI Common Stock for Exchangeable Shares pursuant to Section 5.12 hereof.

      "Board of Directors" means the Board of Directors of RVI Sub.

      "Business Day" has the meaning provided in the Exchangeable Share Provisions.

      "Combination Agreement" has the meaning in the recitals hereto.

      "Equivalent Vote Amount" means, with respect any matter, proposition or question on which holders of RVI Common Stock are entitled to vote, consent or otherwise act, the number of votes to which a holder of one share of RVI Common Stock is entitled with respect to such matter, proposition or question.

      "Exchange Put Right" has the meaning provided in the Exchangeable Share Provisions.

      "Exchange Right" has the meaning provided in Section 5.1(b) hereof.

      "Exchangeable Share Consideration" has the meaning provided in the Exchangeable Share Provisions.

      "Exchangeable Share Price" has the meaning provided in the Exchangeable Share Provisions.

      "Exchangeable Share Provisions" has the meaning provided in the recitals hereto.

      "Exchangeable Shares" has the meaning provided in the recitals hereto.

      "Holder Votes" has the meaning provided in Section 4.2 hereof.

      "Holders" means the registered holders from time to time of Exchangeable Shares, other than RVI and its Subsidiaries.

      "Insolvency Event" means the institution by RVI Sub of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound-up, or the consent of RVI Sub to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by RVI Sub to contest in good faith any such proceedings commenced in respect of RVI Sub within 15 days of becoming aware thereof, or if so contested the adjudication that RVI Sub is bankrupt or insolvent or is to be dissolved or wound-up, or the consent by RVI Sub to the filing of any such petition or to the appointment of a receiver, or the making by RVI Sub of a general assignment for the benefit of creditors, or the admission in writing by RVI Sub of its inability to pay its debts generally as they become due, or RVI Sub's not being permitted, pursuant to liquidity or solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.5 of the Exchangeable Share Provisions.

      "Liquidation Call Right" has the meaning provided in the Exchangeable Share Provisions.

      "Liquidation Event" has the meaning provided in subsection 5.12(b) hereof.

      "Liquidation Event Effective Time" has the meaning provided in subsection 5.12(c) hereof.

      "List" has the meaning provided in Section 4.6 hereof.

      "Officer's Certificate" means, with respect to RVI or RVI Sub, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board (if there be one), the President or any Vice-President of RVI or RVI Sub, as the case may be.

      "Person" includes an individual, body corporate, partnership, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

      "Plan of Arrangement" has the meaning provided in the Exchangeable Share Provisions.

      "Redemption Call Right" has the meaning provided in the Exchangeable Share Provisions.

      "Retracted Shares" has the meaning provided in Section 5.7 hereof.

      "Retraction Call Right" has the meaning provided in the Exchangeable Share Provisions.

      "RVI" has the meaning in the recitals hereto.

      "RVI Common Stock" has the meaning provided in the Exchangeable Share Provisions.

      "RVI Consent" has the meaning provided in Section 4.2 hereof.

      "RVI Holdco" means a subsidiary of RVI (other than RVI Sub) established by RVI for the purpose of purchasing Exchangeable Shares and delivering RVI Common Stock as provided for in this Agreement, the Exchangeable Share Provisions or the Support Agreement.

      "RVI Meeting" has the meaning provided in Section 4.2 hereof.

      "RVI Special Voting Stock" has the meaning provided in the recitals hereto.

      "RVI Stock Options" means the outstanding options entitling the holders to acquire upon exercise thereof up to 5,100,000 shares of RVI Common Stock in the aggregate.

      "RVI Sub" has the meaning in the recitals hereto.

      "Successor" has the meaning provided in subsection 11.1 (a) hereof.

      "Support Agreement" means that certain support agreement made as of even date hereof by and between RVI and RVI Sub.

      "Trust" means the trust created by this agreement.

      "Trust Estate" means the Voting Share, any other securities, the Exchange Put Right, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this agreement.

      "Trustee" means Equity Transfer Services Inc. and, subject to the provisions of Article 10 hereof, includes any successor trustee or permitted assigns.

      "Voting Rights" means the voting rights attached to the Voting Share.

      "Voting Share" means the one share of RVI Special Voting Stock, U.S. $0.011 par value, issued by RVI to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of RVI Common Stock equal to the Aggregate Equivalent Vote Amount.

      Interpretation Not Affected by Headings, Etc.

      The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

      Number, Gender, Etc.

      Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

      Date for Any Action

      If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

      Payments

  All payments to be made hereunder will be made without interest and less any tax required by Canadian law to be deducted or withheld.

  Purpose of Agreement

  The purpose of this agreement is to create the Trust for the benefit of the Holders, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Holders as provided in this agreement.

  Voting Share

      Issuance and Ownership of the Voting Share

      RVI hereby issues to and deposits with the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders and in accordance with the provisions of this agreement. RVI hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the issuance of the Voting Share by RVI to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

        hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this agreement; and

        except as specifically authorized by this agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share, and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

      Legended Share Certificates

      RVI Sub will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by a Holder.

      Safe Keeping of Certificate

      The certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee or its agent.

      Holders' Benefit

  For greater certainty, the Trustee holds the benefit of the Voting Rights for the Holders, but all other rights in respect of the Voting Share, including without limitation any rights to receive dividends on the Voting Share, are for benefit of RVI.

  Exercise of Voting Rights

      Voting Rights

      The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the stockholders of RVI at a RVI Meeting or in connection with a RVI Consent (in each case, as hereinafter defined). The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 7.15 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Holders entitled to instruct the Trustee as to the voting thereof at the time at which a RVI Consent is sought or a RVI Meeting is held. To the extent that no instructions are received from a Holder with respect to the Voting Rights to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of such Holder's Voting Rights.

      Number of Votes

      With respect to all meetings of stockholders of RVI at which holders of shares of RVI Common Stock are entitled to vote (a "RVI Meeting") and with respect to all written consents sought by RVI from its stockholders including the holders of shares of RVI Common Stock (a "RVI Consent"), each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Holder on the record date established by RVI or by applicable law for such RVI Meeting or RVI Consent, as the case may be, (the "Holder Votes") in respect of each matter, question or proposition to be voted on at such RVI Meeting or to be consented to in connection with such RVI Consent.

      Mailings to Shareholders

      With respect to each RVI Meeting and RVI Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as RVI utilizes in communications to holders of RVI Common Stock, subject to the Trustee's ability to provide this method of communication and upon being advised in writing of such method) to each of the Holders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by RVI to its stockholders:

        a copy of such notice, together with any proxy or information statement and related materials to be provided to holders of RVI Common Stock;

        a statement of the number of Holder Votes which the Holder is entitled to exercise;

        a statement that such Holder is entitled to instruct the Trustee as to the exercise of the Holder Votes with respect to such RVI Meeting or RVI Consent, as the case may be, or, pursuant to Section 4.7 hereof, to attend such RVI Meeting and to exercise personally the Holder Votes thereat;

        a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

          a proxy to such Holder or such Holder's designee to exercise personally the Holder Votes; or

          a proxy to a designated agent or other representative of the management of RVI to exercise such Holder Votes;

        a statement that if no voting instructions are received from the Holder, the Holder Votes to which such Holder is entitled will not be exercised;

        a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and

        a statement of (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a RVI Meeting shall not be earlier than the close of business on the Business Day prior to such meeting, and (ii) the method for revoking or amending such instructions.

      The materials referred to above are to be provided by RVI to the Trustee, but shall be subject to review and comment by the Trustee.

      For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such RVI Meeting or RVI Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by RVI or by applicable law for purposes of determining stockholders entitled to vote at such RVI Meeting or to give written consent in connection with such RVI Consent. RVI will notify the Trustee in writing of any decision of the board of directors of RVI with respect to the calling of any such RVI Meeting or the seeking of any such RVI Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

      Copies of Stockholder Information

      RVI will deliver to the Trustee copies of all proxy materials, (including notices of RVI Meetings, but excluding proxies to vote shares of RVI Common Stock), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of RVI Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Holder, to the extent possible, at the same time as such materials are first sent to holders of RVI Common Stock. The Trustee will mail or otherwise send to each Holder, at the expense of RVI, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by RVI) received by the Trustee from RVI, to the extent possible, at the same time as such materials are first sent to holders of RVI Common Stock. The Trustee will make copies of all such materials available for inspection by any Holder at the Trustee's principal transfer office in the city of Toronto.

      Other Materials

      Immediately after receipt by RVI or any stockholder of RVI of any material sent or given generally to the holders of RVI Common Stock by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), RVI shall use its reasonable best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Holder, at the expense of RVI, copies of all such materials received by the Trustee from RVI. The Trustee will also make copies of all such materials available for inspection by any Holder at the Trustee's principal transfer office in the city of Toronto.

      List of Persons Entitled to Vote

      RVI Sub shall, (i) prior to each annual, general or special RVI Meeting or the seeking of any RVI Consent and (ii) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a RVI Meeting or a RVI Consent, at the close of business on the record date established by RVI or pursuant to applicable law for determining the holders of RVI Common Stock entitled to receive notice of and/or to vote at such RVI Meeting or to give consent in connection with such RVI Consent. Each such List shall be delivered to the Trustee promptly after receipt by RVI Sub of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this agreement. RVI agrees to give RVI Sub written notice (with a copy to the Trustee) of the calling of any RVI Meeting or the seeking of any RVI Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable RVI Sub to perform its obligations under this Section 4.6.

      Entitlement to Direct Votes

      Any Holder named in a List prepared in connection with any RVI Meeting or any RVI Consent will be entitled (i) to instruct the Trustee in the manner described in Section 4.3 hereof with respect to the exercise of the Holder Votes to which such Holder is entitled or (ii) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled.

      Voting by Trustee, and Attendance of Trustee Representative, at Meeting

      In connection with each RVI Meeting and RVI Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to Section 4.3 hereof, the Holder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to Section 4.3 hereof.

      The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each RVI Meeting. Upon submission by a Holder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Holder's request, such representatives shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either:

          has not previously given the Trustee instructions pursuant to Section 4.3 hereof in respect of such RVI Meeting, or submits to the Trustee's representatives written revocation of any such previous instructions.

      At such RVI Meeting, the Holder exercising such Holder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

      Distribution of Written Materials

      Any written materials to be distributed by the Trustee to the Holders pursuant to this agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as RVI utilizes in communications to holders of RVI Common Stock subject to the Trustee's ability to provide this method of communication and upon being advised in writing of such method) to each Holder at its address as shown on the books of RVI Sub. RVI Sub shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

        current lists of the Holders; and

        on the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this agreement.

      The materials referred to above are to be provided by RVI Sub to the Trustee, but shall be subject to review and comment by the Trustee.

      Termination of Voting Rights

  Except as otherwise provided herein or in the Exchangeable Share Provisions, all of the rights of a Holder with respect to the Holder Votes exercisable in respect of the Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes, shall be deemed to be surrendered by the Holder to RVI, and such Holder Votes and the Voting Rights represented thereby shall cease immediately, upon the delivery by such Holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of the Exchange Put Right or the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for shares of RVI Common Stock, as specified in Article 5 hereof (unless in any case RVI or RVI Holdco shall not have delivered the Exchangeable Share Consideration deliverable in exchange therefor to the Trustee for delivery to the Holders), or upon the redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of RVI Sub or any other distribution of the assets of RVI Sub among its shareholders for the purpose of winding up its affairs pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by RVI pursuant to the exercise by RVI of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

  Exchange Right and Automatic Exchange

      Grant and Ownership of the Exchange Put Right, Exchange Right and Automatic Exchange Right

      RVI hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders:

        the Exchange Put Right;

        the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require RVI to purchase from each or any Holder all or any part of the Exchangeable Shares held by the Holders, [provided that, upon exercise of such right, RVI may, at its option, cause RVI Holdco to purchase such shares;] and the Automatic Exchange Rights, all in accordance with the provisions of this agreement and the Exchangeable Share Provisions, as the case may be. RVI hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights by RVI to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise and enforce for the benefit of the Holders all of the rights and powers of an owner with respect to the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

        hold the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this agreement; and except as specifically authorized by this agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

      Legended Share Certificates

      RVI Sub will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of:

        their right to instruct the Trustee with respect to the exercise of the Exchange Put Right and the Exchange Right in respect of the Exchangeable Shares held by a Holder; and

        the Automatic Exchange Rights.

      General Exercise of Exchange Put Right and the Exchange Right

      The Exchange Put Right and the Exchange Right shall be and remain vested in and exercised by the Trustee. Subject to Section 7.14 hereof, the Trustee shall exercise the Exchange Put Right and the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Holders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Holder with respect to the Exchange Put Right and the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Put Right and the Exchange Right.

      Purchase Price

      The purchase price payable by RVI (or RVI Holdco, in the case of a purchase by RVI Holdco) for each Exchangeable Share to be purchased by RVI or RVI Holdco (as the case may be) (i) under the Exchange Put Right shall be the amount determined under the Exchangeable Share Provisions; and (ii) under the Exchange Right shall be an amount equal to the Exchangeable Share Price on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right. In connection with each exercise of the Exchange Right, RVI will provide to the Trustee an Officer's Certificate setting forth the calculation of the applicable Exchangeable Share Price for each Exchangeable Share. The applicable Exchangeable Share Price for each such Exchangeable Share so purchased may be satisfied only by RVI's issuing and delivering or causing to be issued and delivered to the Trustee, on behalf of the relevant Holder, the applicable Exchangeable Share Consideration representing the total applicable Exchangeable Share Price.

      Exercise Instructions for Exchange Right

      Subject to the terms and conditions herein set forth, a Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder on the books of RVI Sub. To cause the exercise of the Exchange Right by the Trustee, the Holder shall deliver to the Trustee, in person or by certified or registered mail, at its principal transfer offices in Toronto, Ontario or at such other places in Canada as the Trustee may from time to time designate by written notice to the Holders, the certificates representing the Exchangeable Shares which such Holder desires RVI to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of RVI Sub and such additional documents and instruments as the Trustee may reasonably require, together with:

        a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating:

          that the Holder thereby instructs the Trustee to exercise the Exchange Right so as to require RVI to purchase from the Holder the number of Exchangeable Shares specified therein,

          that such Holder has good title to and owns all such Exchangeable Shares to be acquired by RVI free and clear of all liens, claims, encumbrances, security interests and adverse claims or interests, the names in which the certificates representing RVI Common Stock issuable in connection with the exercise of the Exchange Right are to be issued, and the names and addresses of the persons to whom the Exchangeable Share Consideration should be delivered; and

        payment (or evidence satisfactory to the Trustee, RVI Sub and RVI of payment) of the taxes (if any) payable as contemplated by Section 5.8 of this Agreement.

      If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by RVI under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the Holder at the expense of RVI Sub.

      Delivery of Exchangeable Share Consideration; Effect of Exercise

      Promptly after receipt of the certificates representing the Exchangeable Shares which the Holder desires RVI to purchase under the Exchange Put Right or the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Put Right or the Exchange Right), duly endorsed for transfer to RVI (or RVI Holdco as RVI may direct), the Trustee shall notify RVI and RVI Sub of its receipt of the same, which notice to RVI and RVI Sub shall constitute exercise of the Exchange Put Right or the Exchange Right by the Trustee on behalf of the Holder of such Exchangeable Shares, and RVI shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Holder), the Exchangeable Share Consideration deliverable in connection with the exercise of the Exchange Put Right or the Exchange Right; provided, however, that no such delivery shall be made unless and until the Holder requesting the same shall have paid (or provided evidence satisfactory to the Trustee, RVI Sub and RVI of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this agreement. Immediately upon the giving of notice by the Trustee to RVI and RVI Sub of the exercise of the Exchange Put Right or the Exchange Right, as provided in this Section 5.6, (i) the closing of the transaction of purchase and sale contemplated by the Exchange Put Right or the Exchange Right shall be deemed to have occurred, (ii) RVI shall be required to take all action necessary to permit it to occur, including delivery to the Trustee of the relevant Exchangeable Share Consideration, no later than the close of business on the third Business Day following the receipt by the Trustee of notice, certificates and other documents as aforesaid and (iii) the Holder of such Exchangeable Shares shall be deemed to have transferred to RVI (or RVI Holdco as RVI may direct) all of its right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate, shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless such Exchangeable Share Consideration is not delivered by RVI to the Trustee by the date specified above, in which case the rights of the Holder shall remain unaffected until such Exchangeable Share Consideration is delivered by RVI and any cheque included therein is paid. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of RVI Common Stock delivered to it pursuant to the Exchange Put Right or the Exchange Right. Notwithstanding the foregoing, until the Exchangeable Share Consideration is delivered to the Holder, the Holder shall be deemed to still be a holder of the sold Exchangeable Shares for purposes of the Voting Rights with respect thereto.

      Exercise of Exchange Right Subsequent to Retraction

      In the event that a Holder has exercised its right under Article 6 of the Exchangeable Share Provisions to require RVI Sub to redeem any or all of the Exchangeable Shares held by the Holder (the "Retracted Shares") and is notified by RVI Sub pursuant to Section 6.6 of the Exchangeable Share Provisions that RVI Sub will not be permitted as a result of liquidity or solvency provisions of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from RVI Sub and provided that RVI shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Holder has not revoked the retraction request delivered by the Holder to RVI Sub pursuant to Section 6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares which RVI Sub is unable to redeem. In any such event, RVI Sub hereby agrees with the Trustee and in favour of the Holder immediately to notify the Trustee of such prohibition against RVI Sub's redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Holder to RVI Sub or to the transfer agent of the Exchangeable Shares (including without limitation a copy of the retraction request delivered pursuant to Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares, and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares which RVI Sub is not permitted to redeem and will require RVI to purchase such shares in accordance with the provisions of this Article 5.

      Stamp or Other Transfer Taxes

      Upon any sale of Exchangeable Shares to RVI pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing RVI Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Holder:

        shall pay (and none of RVI, RVI Sub, RVI Holdco, API or the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder; or

        shall have established to the satisfaction of the Trustee, RVI and API that such taxes, if any, have been paid.

      RVI, RVI Sub, RVI Holdco and the Trustee (as directed in writing by RVI) shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any Holder such amounts as RVI, RVI Sub, RVI Holdco or the Trustee is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded unless such Holder provides to RVI and the Trustee certificates or such other assurances as are provided for under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or such other applicable taxation provisions. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the Holder in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority as and when required. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a Holder exceeds the cash portion, if any, of the consideration otherwise payable to the Holder, RVI, RVI Sub, RVI Holdco and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to RVI, RVI Sub, RVI Holdco or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and RVI, RVI Sub, RVI Holdco or the Trustee, as the case may be, shall notify the Holder and remit to such Holder any unapplied balance of the net proceeds of such sale.

      Notice of Insolvency Event

      Immediately upon the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event, RVI Sub and RVI shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from RVI Sub or RVI of the occurrence of an Insolvency Event, the Trustee will mail to each Holder, at the expense of RVI, a notice of such Insolvency Event in the form provided by RVI, which notice shall contain a brief statement of the right of the Holders with respect to the Exchange Right.

      Qualification of RVI Common Stock

      RVI covenants with the Trustee for the benefit of Holders that if any shares of RVI Common Stock to be issued and delivered pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document including any prospectus or similar document, the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority, or the fulfillment of any other legal requirement (collectively, the "Applicable Laws") before such shares may be issued and delivered by RVI to the initial holder thereof (other than RVI Sub) or in order that such shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of RVI for purposes of Canadian provincial securities law or an "affiliate" of RVI for purposes of United States federal or state securities law), RVI will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of RVI Common Stock to be and remain duly registered, qualified or approved to the extent expressly provided in the Combination Agreement. RVI represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of RVI Common Stock to be issued and delivered pursuant to the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights and to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of RVI for the purposes of Canadian provincial securities law or an "affiliate" of RVI for the purposes of United States federal or state securities law). RVI will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of RVI Common Stock to be delivered pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time.

      Reservation of Shares of RVI Common Stock

      RVI hereby represents, warrants and covenants with the Trustee for the benefit of the Holders that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of RVI Common Stock:

        as is equal to the sum of

          the number of Exchangeable Shares issued and outstanding from time to time, and the number of shares of RVI Common Stock issuable pursuant to the RVI Stock Options outstanding on the date hereof; and

        as are now and may hereafter be required to enable and permit RVI Sub to meet its obligations hereunder, under the Certificate of Incorporation of RVI, under the Support Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Arrangement with respect to which RVI may now or hereafter be required to issue shares of RVI Common Stock.

      Automatic Exchange on Liquidation of RVI

        RVI will give the Trustee written notice of each of the following events at the time set forth below:

          in the event of any determination by the board of directors of RVI to institute voluntary liquidation, dissolution or winding-up proceedings with respect to RVI or to effect any other distribution of assets of RVI among its stockholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

          immediately, upon the earlier of

            receipt by RVI of notice of, and

            RVI otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of RVI or to effect any other distribution of assets of RVI among its stockholders for the purpose of winding up its affairs.

        Immediately following receipt by the Trustee from RVI of notice of any event (a "Liquidation Event") contemplated by Section 5.12(a) above, the Trustee will give notice thereof to the Holders. Such notice will be provided by RVI to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for shares of RVI Common Stock provided for in Section 5.12(c) below.

        In order that the Holders will be able to participate on a pro rata basis with the holders of RVI Common Stock in the distribution of assets of RVI in connection with a Liquidation Event, immediately prior to the effective time (the "Liquidation Event Effective Time") of a Liquidation Event, all of the then outstanding Exchangeable Shares shall be automatically exchanged for shares of RVI Common Stock. To effect such automatic exchange, RVI or, at the option of RVI, RVI Holdco, shall be deemed to have purchased each Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Time and held by Holders, and each Holder shall be deemed to have sold the Exchangeable Shares held by it at such time, for a purchase price per share equal to the Exchangeable Share Price applicable at such time. In connection with such automatic exchange, RVI will provide to the Trustee an Officer's Certificate setting forth the calculation of the Exchangeable Share Price for each Exchangeable Share.

        The closing of the transaction of purchase and sale contemplated by Section 5.12(c) above shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time, and each Holder of Exchangeable Shares shall be deemed to have transferred to RVI or RVI Holdco, as the case may be, all of the Holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares, and RVI or RVI Holdco, as the case may be, shall deliver to the Holder the Exchangeable Share Consideration deliverable upon the automatic exchange of Exchangeable Shares. Concurrently with such Holder's ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of RVI Common Stock issued to it pursuant to the automatic exchange of Exchangeable Shares for RVI Common Stock, and the certificates held by the Holder previously representing the Exchangeable Shares exchanged by the Holder with RVI or RVI Holdco, as the case may be, pursuant to such automatic exchange shall thereafter be deemed to represent the shares of RVI Common Stock issued to the Holder by RVI or RVI Holdco, as the case may be, pursuant to such automatic exchange. Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent shares of RVI Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as RVI may reasonably require, RVI or RVI Holdco, as the case may be, shall deliver or cause to be delivered to the Holder certificates representing the shares of RVI Common Stock of which the Holder is the holder. Notwithstanding the foregoing, until each Holder is actually entered on the register of holders of RVI Common Stock, such Holder shall be deemed to still be a holder of the transferred Exchangeable Shares for purposes of all Voting Rights with respect thereto.

  Restrictions on Issuance of RVI Special Voting Stock

      During the term of this agreement, RVI will not issue any shares of RVI Special Voting Stock in addition to the Voting Share.

  Concerning the Trustee

      Powers and Duties of the Trustee

      The rights, powers and authorities of the Trustee under this agreement, in its capacity as trustee of the Trust, shall include:

        receipt and deposit of the Voting Share from RVI as trustee for and on behalf of the Holders in accordance with the provisions of this agreement;

        granting proxies and distributing materials to Holders as provided in this agreement;

        voting the Holder Votes in accordance with the provisions of this agreement;

        receiving the grant of the Exchange Put Right and the Exchange Right and the Automatic Exchange Rights from RVI as trustee for and on behalf of the Holders in accordance with the provisions of this agreement;

        exercising the Exchange Put Right and the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this agreement, and in connection therewith receiving from Holders Exchangeable Shares and other requisite documents and distributing to such Holders the shares of RVI Common Stock and cheques, if any, to which such Holders are entitled upon the exercise of the Exchange Put Right and the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

        holding title to the Trust Estate;

        investing any moneys forming, from time to time, a part of the Trust Estate as provided in this agreement;

        taking action at the direction of a Holder or Holders to enforce the obligations of RVI under this agreement; and

        taking such other actions and doing such other things as are specifically provided in this agreement.

      In the exercise of such rights, powers and authorities, the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this agreement. The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

      No Conflict of Interest

      The Trustee represents to RVI Sub and RVI that at the date of execution and delivery of this agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10 hereof. If, notwithstanding the foregoing provisions of this Section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 7.2, any interested party may apply to the superior court of the province in which RVI Sub has its registered office for an order that the Trustee be replaced as trustee hereunder.

      Dealings with Transfer Agents, Registrars, Etc.

      RVI Sub and RVI irrevocably authorize the Trustee, from time to time, to:

        consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and RVI Common Stock; and

        requisition, from time to time,

          from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this agreement, and from the transfer agent of RVI Common Stock, and any subsequent transfer agent of such shares, to complete the exercise from time to time of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights in the manner specified in Article 5 hereof, the share certificates issuable upon such exercise.

      RVI Sub and RVI irrevocably authorize their respective registrars and transfer agents to comply with all such requests. RVI covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights, in each case pursuant to Article 5 hereof.

      Books and Records

      The Trustee shall keep available for inspection by RVI and RVI Sub, at the Trustee's principal transfer office in Toronto, Ontario, correct and complete books and records of account relating to the Trustee's actions under this agreement, including without limitation all information relating to mailings and instructions to and from Holders and all transactions pursuant to the Voting Rights, the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights for the term of this agreement. On or before March 31, 2007, and on or before March 31 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to RVI and RVI Sub a brief report, dated as of the preceding December 31, with respect to:

        the property and funds comprising the Trust Estate as of that date;

        the number of exercises of the Exchange Put Right and the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Holders in consideration of the issue and delivery by RVI of shares of RVI Common Stock in connection with the Exchange Put Right and the Exchange Right, during the calendar year ended on such date; and

        all other actions taken by the Trustee in the performance of its duties under this agreement which it had not previously reported.

      Income Tax Returns and Reports

      The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded and, in connection therewith, may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable. If requested by the Trustee, RVI shall retain such experts for purposes of providing such advice and assistance.

      Indemnification Prior to Certain Actions by Trustee

      The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this agreement at the request, order or direction of any Holder upon such Holder's furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby; provided that no Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share pursuant to Article 4 hereof, subject to Section 7.15 hereof, and with respect to the Exchange Put Right and the Exchange Right pursuant to Article 5 hereof, subject to Section 7.15 hereof, and with respect to the Automatic Exchange Rights pursuant to Article 5 hereof. None of the provisions contained in this agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified as aforesaid.

      Actions by Holders

      No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 7.6 hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights, the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders.

      Reliance upon Declarations

      The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder, and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of Section 7.9 hereof, if applicable, and with any other applicable provisions of this agreement.

      Evidence and Authority to Trustee

      RVI Sub and/or RVI shall furnish to the Trustee evidence of compliance with the conditions provided for in this agreement relating to any action or step required or permitted to be taken by RVI Sub and/or RVI or the Trustee under this agreement or as a result of any obligation imposed under this agreement, including, without limitation, in respect of the Voting Rights or the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of RVI Sub and/or RVI forthwith if and when:

        such evidence is required by any other section of this agreement to be furnished to the Trustee in accordance with the terms of this Section 7.9; or

        the Trustee, in the exercise of its rights, powers, duties and authorities under this agreement, gives RVI Sub and/or RVI written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

        Such evidence shall consist of an Officer's Certificate of RVI Sub and/or RVI or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this agreement.

        Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuator, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that, if such report or opinion is furnished by a director, officer or employee of RVI Sub and/or RVI, it shall be in the form of an Officer's Certificate or a statutory declaration.

        Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this agreement shall include a statement by the person giving the evidence:

          declaring that such person has read and understands the provisions of this agreement relating to the condition in question;

          describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

          declaring that such person has made such examination or investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

      Experts, Advisers and Agents

      The Trustee may:

        in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by RVI Sub and/or RVI or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

        employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

      Investment of Moneys Held by Trustee

      Unless otherwise provided in this agreement, any moneys held by or on behalf of the Trustee which under the terms of this agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee, may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys; provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of RVI Sub. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of RVI Sub, in the deposit department of any loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

      Trustee Not Required to Give Security

      The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this agreement or otherwise in respect of the premises.

      Trustee Not Bound to Act on Request

      Except as in this agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of RVI Sub and/or RVI or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

      Authority to Carry on Business

      The Trustee represents to RVI Sub and RVI that at the date of execution and delivery by it of this agreement it is authorized to carry on the business of a trust company in the Province of Ontario but if, notwithstanding the provisions of this Section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this agreement and the Voting Rights, the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event; provided, however, the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Ontario, either become so authorized or resign in the manner and with the effect specified in Article 10 hereof.

      Conflicting Claims

      If conflicting claims or demands are made or asserted with respect to any interest of any Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

        the rights of all adverse claimants with respect to the Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

        all differences with respect to the Voting Rights, the Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

      If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

      Acceptance of Trust

  The Trustee hereby accepts the Trust created and provided for by and in this agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

  Compensation

  RVI and RVI Sub jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this agreement and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors, and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, reasonably incurred by the Trustee in connection with its rights and duties under this agreement; provided that RVI and RVI Sub shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or willful misconduct.

  Indemnification and Limitation of Liability

      Indemnification of the Trustee

      RVI and RVI Sub jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this agreement, or any written or oral instructions delivered to the Trustee by RVI or RVI Sub pursuant hereto. In no case shall RVI or RVI Sub be liable under this indemnity for any claim against any of the Indemnified Parties unless RVI and RVI Sub shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, RVI and RVI Sub shall be entitled to participate at their own expense in the defense and, if RVI or RVI Sub so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by RVI or RVI Sub, such authorization not to be unreasonably withheld; or (ii) the named parties to any such suit include both the Trustee and RVI or RVI Sub and the Trustee shall have been advised by counsel acceptable to RVI or RVI Sub that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to RVI or RVI Sub and that an actual or potential conflict of interest exists (in which case RVI and RVI Sub shall not have the right to assume the defense of such suit on behalf of the Trustee, but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the resignation or removal of the Trustee and the termination of the trust.

      Limitation of Liability

  The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this agreement, except to the extent that such loss is attributable to the fraud, negligence, willful misconduct or bad faith on the part of the Trustee.

  Change of Trustee

      Resignation

      The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to RVI and RVI Sub specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless RVI and RVI Sub otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, RVI and RVI Sub shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the superior court of the province in which RVI Sub has its registered office upon application of one or more of the parties hereto.

      Removal

      The Trustee, or any trustee hereafter appointed, may be removed with or without cause, at any time on 60 days prior notice by written instrument executed by RVI and RVI Sub, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee; provided that, in connection with such removal, provision is made for a replacement trustee similar to that contemplated in Section 10.1.

      Successor Trustee

      Any successor trustee appointed as provided under this agreement shall execute, acknowledge and deliver to RVI and RVI Sub and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this agreement, with like effect as if originally named as trustee in this agreement. However, on the written request of RVI and RVI Sub or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, RVI, RVI Sub and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

      Notice of Successor Trustee

  Upon acceptance of appointment by a successor trustee as provided herein, RVI and RVI Sub shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in a List. If RVI or RVI Sub shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of RVI and RVI Sub.

  Successors

      Certain Requirements in Respect of Combination, Etc.

      Neither RVI nor RVI Sub shall enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom, but may do so if:

        such other Person or continuing corporation (the "Successor"), by operation of law, becomes, without further action, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee and in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by the Successor of liability for all moneys payable and property deliverable hereunder, the covenant of such Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of RVI or RVI Sub, as the case may be, under this agreement; and

        such transaction shall, to the satisfaction of the Trustee, be upon such terms which substantially preserve and do not impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Holders hereunder.

      Vesting of Powers in Successor

      Whenever the conditions of Section 11. 1 hereof have been duly observed and performed, the Trustee, if required by Section 11.1 hereof, the Successor and RVI or RVI Sub, as the case may be, shall execute and deliver the supplemental agreement provided for in Article 12 hereof, and thereupon the Successor shall possess and from time to time may exercise each and every right and power of RVI or RVI Sub, as the case may be, under this agreement in the name of RVI or RVI Sub, as the case may be, or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the board of directors or any officers of RVI or RVI Sub may be done and performed with like force and effect by the directors or officers of such Successor.

      Wholly-owned Subsidiaries

  Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of RVI with or into RVI or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of RVI provided that all of the assets of such subsidiary are transferred to RVI or another wholly-owned subsidiary of RVI, and any such transactions are expressly permitted by this Article 11.

  Amendments and Supplemental Agreements

      Amendments, Modifications, Etc.

      Subject to Sections 12.2 and 12.4, this agreement may not be amended, modified or waived except by an agreement in writing executed by RVI Sub, RVI and the Trustee and approved by the Holders in accordance with Section 10.2 of the Exchangeable Share Provisions. No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

      Ministerial Amendments

      Notwithstanding the provisions of Section 12.1 hereof, the parties to this agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this agreement for the purposes of:

        adding to the covenants of any or all of the parties hereto for the protection of the Holders hereunder subject to the receipt by the Trustee of an opinion of its counsel that the addition of the proposed covenant is not prejudicial to the interests of the holders as a whole or the Trustee;

        making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of RVI and RVI Sub and in the opinion of the Trustee and its counsel, having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee and its counsel shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole;

        making such changes or corrections which, on the advice of counsel to RVI Sub, RVI and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error; provided that the Trustee and its counsel and the board of directors of each of RVI Sub and RVI shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole; or

        making such changes as may be necessary or appropriate to implement or give effect to any assignment or assumption made pursuant to Section 14.9 hereof.

      Meeting to Consider Amendments

      RVI Sub, at the request of RVI, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of RVI Sub, the Exchangeable Share Provisions and all applicable laws.

      Changes in Capital of RVI and RVI Sub

      At all times after the occurrence of any event effected pursuant to Section 2.7 or Section 2.8 of the Support Agreement, as a result of which either RVI Common Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which RVI Common Stock or the Exchangeable Shares or both are so changed, and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

      Execution of Supplemental Agreements

      From time to time, RVI Sub (when authorized by a resolution of its Board of Directors), RVI (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

        evidencing the succession of any Successors to RVI and the covenants of and obligations assumed by each such Successor in accordance with the provisions of Article 11 and the successor of any successor trustee in accordance with the provisions of Article 10;

        making any additions to, deletions from or alterations of the provisions of this agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee and its counsel, will not be prejudicial to the interests of the Holders as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to RVI, RVI Sub, the Trustee or this agreement;

        to implement or give effect to any assignment or assumption made pursuant to Section 14.9 hereof; and

        for any other purposes not inconsistent with the provisions of this agreement, including without limitation to make or evidence any amendment or modification to this agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and the Holders as a whole will not be prejudiced thereby.

  Termination

      Term

      The Trust created by this agreement shall continue until the earliest to occur of the following events:

        no outstanding Exchangeable Shares are held by a Holder;

        each of RVI Sub and RVI elects in writing to terminate the Trust and such termination is approved by the Holders of the Exchangeable Shares in accordance with Section 10.1 of the Exchangeable Share Provisions; and

        21 years after the death of the last survivor of the descendants of Her Majesty Queen Elizabeth II of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

      Survival of Agreement

  This agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Holder; provided, however, that the provisions of Articles 8 and 9 hereof shall survive any such termination of this agreement.

  General

      Severability

      If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby, and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

      Inurement

      This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders.

      Notices to Parties

      All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

        if to RVI:

        API Nanotronics Corp.

        505 University Avenue

        Suite 1400

        Toronto, Ontario M5G 1X3

        Attention: Mr. Phillip DeZwirek

        Fax: (416) 593-4658

        if to RVI Sub to:

        RVI Sub, Inc.

        505 University Avenue

        Suite 1400

        Toronto, Ontario M5G 1X3

        Attention: Mr. Phillip DeZwirek

        Fax: (416) 593-4658

        if to the Trustee to:

      Equity Transfer Services Inc.

      120 Adelaide Street West

      Suite 420

      Toronto, Ontario M5H 4C3

      Fax: (416) 361-0470

      Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof, and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

      Notice to Holders

      Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such Holder shown on the register of Holders of Exchangeable Shares in any manner permitted by the Exchangeable Share Provisions and shall be deemed to be received (if given or sent in such manner) at the time specified in such Exchangeable Share Provisions, the provisions of which Exchangeable Share Provisions shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders.

      Risk of Payments by Post

      Whenever payments are to be made or documents are to be sent to any Holder by the Trustee, by RVI Sub or by RVI or by such Holder to the Trustee or to RVI or RVI Sub, the making of such payment or sending of such document sent through the mail shall be at the risk of RVI Sub or RVI, in the case of payments made or documents sent by the Trustee or RVI Sub or RVI, and the Holder, in the case of payments made or documents sent by the Holder.

      Counterparts

      This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

      Jurisdiction

      This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

      Attornment

RVI agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of such courts in any such action or proceeding, agrees to be bound by any judgment of such courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints RVI Sub at its registered office in the Province of Ontario as RVI's attorney for service of process.

14.9 Permitted Assignment

RVI may assign any or all of its rights and obligations under this Agreement to RVI Holdco, provided that each of RVI and RVI Holdco shall thereafter, jointly and severally, be liable for the performance by RVI Holdco of the obligations of RVI pursuant to this Agreement. Any and all of the obligations of RVI may be performed and satisfied by RVI Holdco, except that nothing in this Section 14.9 will permit any change to the rights, privileges, restrictions and conditions attaching to the Voting Share or Exchangeable Shares or to the Exchange Right, Exchange Put Right or Automatic Exchange Rights.

IN WITNESS WHEREOF, the parties hereby have caused this agreement to be duly executed as of the date first above written.

API NANOTRONICS CORP. (f/k/a Rubincon Ventures Inc.)
Per:
Per:	RVI SUB, INC.
Per:	EQUITY TRANSFER SERVICES INC.

EXHIBIT "E"

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

RUBINCON VENTURES, INC., a corporation organized and existing under and by virtue of the General Corporation Laws of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That a meeting of the Board of Directors of Rubincon Ventures Inc. (the "Company") resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for a vote of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by:

changing the article thereof entitled FIRST to read "FIRST. The name of this corporation shall be: API NANOTRONICS CORP."

and changing the article thereof entitled "FOURTH" to read as follows:

Section 4.A The total number of shares of all classes of stock that the Corporation is authorized to issue is Two Hundred Million and One (200,000,001) shares, consisting of Two Hundred Million (200,000,000) shares of Common Stock, par value of $0.001 per share, and One (1) share of Special Voting Stock, par value of $0.01 per share.

Section 4.B. The powers, preferences, rights, qualifications, limitations and restrictions of the Special Voting Stock are as follows:

1.     DIVIDENDS.    Neither the holder nor, if different, the owner of the Special Voting Share shall be entitled to receive dividends in its capacity as holder or owner thereof.

2.     VOTING RIGHTS.    Subject to paragraph 6 hereof, the holder of record of the Special Voting Share shall be entitled to all of the voting rights, including the right to vote in person or by proxy, of the Special Voting Share on any matters, questions, proposals or propositions whatsoever that may properly come before the shareholders of the Corporation at a meeting of the shareholders or in connection with a consent of the shareholders.

3.     LIQUIDATION PREFERENCE.    Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holder of the Special Voting Share shall be entitled to receive out of the assets of the Corporation available for distribution to the shareholders, an amount equal to $0.01 before any distribution is made on the common stock of the Corporation or any other stock ranking junior to the Special Voting Share as to distribution of assets upon liquidation, dissolution or winding-up.

4.     RANKING.    The Special Voting Share shall, with respect to rights on liquidation, winding up and dissolution, rank (i) senior to all classes of common stock of the Corporation and (ii) junior to any other class or series of capital stock of the Corporation.

5.     REDEMPTION.    The Special Voting Share shall not be subject to redemption, except that at such time as no exchangeable shares ("Exchangeable Shares") of RVI Sub, Inc. (other than Exchangeable Shares owned by the Corporation and its affiliates) shall be outstanding, and no shares of stock, debt, options or other agreements which could give rise to the issuance of any Exchangeable Shares to any person (other than the Corporation and its affiliates) shall exist, the Special Voting Share shall automatically be redeemed and canceled, for an amount equal to $0.01 per share due and payable upon such redemption. Upon any such redemption or other purchase or acquisition of the Special Voting Share by the Corporation, the Special Voting Share shall be deemed retired and may not be reissued.

6.     OTHER PROVISIONS.    Pursuant to the terms of the certain Voting and Exchange Trust Agreement to be dated ______________, 2006 by and between the Corporation, RVI Sub, Inc., the Corporation and Equity Transfer Services Inc., as such agreement may be amended, modified or supplemented from time to time (the "Trust Agreement"):

         (a)   During the term of the Trust Agreement, the Corporation may not, without the consent of the holders of the Exchangeable Shares (as defined in the Trust Agreement), issue any shares of its Special Voting Stock in addition to the Special Voting Share;

         (b)   the Special Voting Share entitles the holder of record to a number of votes at meetings of holders of common shares of the Corporation equal to the number of Exchangeable Shares outstanding from time to time (other than the Exchangeable Shares held by the Corporation and its affiliates);

         (c)   the Trustee (as defined in the Trust Agreement) shall exercise the votes held by the Special Voting Share pursuant to and in accordance with the Trust Agreement;

         (d)   the voting rights attached to the Special Voting Share shall terminate pursuant to and in accordance with the Trust Agreement; and

         (e)   the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of such Special Voting Share shall be otherwise provided in the Trust Agreement.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders was duly called and at the meeting where a quorum was present, the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ______ of ________________, 2006.

By:___________________________________

Guy Peckham

Chief Executive Officer, President

and Director